Exhibit 10.2

Execution Version

LETTER OF CREDIT AGREEMENT

Dated as of June 14, 2013 by and among

DELIA*S, INC.

(as the Lead Applicant),

THE OTHER APPLICANTS PARTY HERETO FROM TIME TO TIME,

and GENERAL ELECTRIC CAPITAL CORPORATION

****************************************

ARTICLE I. THE CREDITS	1

1.1 The Letter of Credit Facility	1
1.2 Transaction Accounts	3
1.3 Fees and Interest	5
1.4 Payments by the Applicants	6
1.5 Lead Applicant	7

ARTICLE II. CONDITIONS PRECEDENT	8

2.1 Conditions of Initial Issuance	8
2.2 Conditions to the Issuance of each Letter of Credit	9

ARTICLE III. REPRESENTATIONS AND WARRANTIES	9

3.1 Corporate Existence and Power	10
3.2 Corporate Authorization; No Contravention	10
3.3 Governmental Authorization	10
3.4 Binding Effect	11
3.5 Litigation	11
3.6 No Default	11
3.7 Solvency	12
3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock	12
3.9 Jurisdiction of Organization; Chief Executive Office	12
3.10 Foreign Assets Control Regulations and Anti-Money Laundering	12
3.11 Patriot Act	13
3.12 ERISA Compliance	13
3.13 Margin Regulations	13
3.14 Taxes	14
3.15 Regulated Entities.	14
3.16 Brokers’ Fees; Transaction Fees	14

ARTICLE IV. AFFIRMATIVE COVENANTS	14

4.1 Financial Statements	14
4.2 Certificates; Other Information	16
4.3 Notices	17
4.4 Preservation of Corporate Existence, Etc.	18
4.5 Payment of Obligations	18
4.6 Compliance with Laws	19
4.7 Use of the L/C Facility	19
4.8 The Cash Collateral Account	19
4.9 Further Assurances	20

ARTICLE V. NEGATIVE COVENANTS	20

5.1 Consolidations and Mergers	20
5.2 Change in Business	21
5.3 Change in Structure	21
5.4 Changes in Accounting, Name or Jurisdiction of Organization	21
5.5 OFAC; Patriot Act	21
5.6 Margin Stock; Use of Proceeds	21
5.7 Compliance with ERISA	21

ARTICLE VI. EVENTS OF DEFAULT	22

6.1 Events of Default	22
6.2 Remedies	24
6.3 Rights Not Exclusive	24
6.4 Cash Collateral Account	24

ARTICLE VII. MISCELLANEOUS	25

7.1 Amendments and Waivers	25
7.2 Notices	25
7.3 Electronic Transmissions	26
7.4 No Waiver; Cumulative Remedies	27
7.5 Costs and Expenses	27
7.6 Indemnity	28
7.7 Marshaling; Payments Set Aside	28
7.8 Successors and Assigns	29
7.9 Assignments and Participations; Binding Effect	29
7.10 Non-Public Information; Confidentiality	30
7.11 Set-off; Sharing of Payments	31
7.12 Counterparts; Facsimile Signature	32
7.13 Severability	32
7.14 Captions	32
7.15 Independence of Provisions	32
7.16 Interpretation	32
7.17 No Third Parties Benefited	33
7.18 Governing Law and Jurisdiction	33
7.19 Waiver of Jury Trial	34
7.20 Entire Agreement; Release; Survival	34
7.21 Patriot Act	35
7.22 Joint and Several	35
7.23 Creditor-Debtor Relationship	35

ARTICLE VIII. TAXES, YIELD PROTECTION AND ILLEGALITY	36

8.1 Taxes	36
8.2 Increased Costs and Reduction of Return	39
8.3 Certificates of Claimants	40

ARTICLE IX. DEFINITIONS	40

9.1 Defined Terms	40
9.2 Other Interpretive Provisions	53
9.3 Accounting Terms and Principles	54
9.4 Payments	54

SCHEDULES

Schedule A	Applicants
Schedule B	GECB Letters of Credit
Schedule C	Inactive Subsidiaries
Schedule D	Rollover Letters of Credit
Schedule 3.5	Litigation
Schedule 3.8	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.9	Jurisdiction of Organization; Chief Executive Office
Schedule 3.14	Closing Date Tax Audits/Examinations

EXHIBITS

Exhibit 1.1(a)	Form of L/C Request
Exhibit 2.1	Closing Checklist
Exhibit 4.2(b)	Form of Compliance Certificate
Exhibit 9.1	Form of Assignment

LETTER OF CREDIT AGREEMENT

This LETTER OF CREDIT AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, modified and/or restated from time to time, this “Agreement”) is entered into as of June 14, 2013, by and among DELIA*S, INC., a Delaware corporation (the “Parent”), in its capacities as an Applicant and as the Lead Applicant, each of the other Persons identified on Schedule A as Applicants (together with the Parent, referred to herein collectively as the “Applicants” and each, individually, an “Applicant”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital”).

W I T N E S S E T H:

WHEREAS, the Applicants have requested, and the L/C Issuers have agreed to make available to the Applicants, Letters of Credit upon and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I.

THE CREDITS

1.1 The Letter of Credit Facility.

(a) Letters of Credit. Subject to the terms and conditions of this Agreement, GE Capital hereby establishes a letter of credit facility (the “L/C Facility”) in the Applicants’ favor pursuant to which GE Capital shall cause Letters of Credit for the account of one or more of the Applicants to be Issued as provided herein.

(i) Conditions. On the terms and subject to the conditions contained herein, the Lead Applicant may request that one or more L/C Issuers Issue, in accordance with such L/C Issuers’ usual and customary business practices and for the account of the Applicants and in accordance with this Agreement, Letters of Credit (denominated in Dollars) from time to time on any Business Day during the period from the Closing Date through the date that is seven (7) days prior to the Maturity Date; provided, however, that no L/C Issuer shall Issue any Letter of Credit upon the occurrence of any of the following or, if after giving effect to such Issuance:

(A)(i) the Letter of Credit Obligations for all Letters of Credit would exceed the Credit Limit or (ii) the aggregate funds on deposit in the Cash Collateral Account would be less than 105% of all Letter of Credit Obligations;

(B) the expiration date of such Letter of Credit (i) is not a Business Day, (ii) is more than one year after the date of Issuance thereof or (iii)

is later than seven (7) days prior to the Maturity Date; provided, however, that any Letter of Credit with a term not exceeding one year may provide for its renewal for additional periods not exceeding one year as long as (x) each of the Applicants and the applicable L/C Issuer have the option to prevent such renewal before the expiration of such term or any such period and (y) neither such L/C Issuer nor any Applicant shall permit any such renewal to extend such expiration date beyond the date set forth in clause (iii) above; or

(C)(i) any fee due under subsection 1.3(c) in connection with, and on or prior to, such Issuance has not been paid, (ii) such Letter of Credit is requested to be Issued in a form that is not acceptable to such L/C Issuer or (iii) such L/C Issuer shall not have received, each in form and substance reasonably acceptable to it and duly executed by the Applicants or the Lead Applicant on their behalf, the documents that such L/C Issuer generally uses in the Ordinary Course of Business for the Issuance of letters of credit of the type of such Letter of Credit (collectively, the “L/C Reimbursement Agreement”).

In the event that any term contained in the L/C Reimbursement Agreement shall be contrary to any term contained in this Agreement, this Agreement shall control and govern and such contrary provision shall be given no force or effect. Furthermore, GE Capital as an L/C Issuer may elect only to Issue Letters of Credit in its own name and may only Issue Letters of Credit to the extent permitted by Requirements of Law, and such Letters of Credit may not be accepted by certain beneficiaries such as insurance companies. For each Issuance, the applicable L/C Issuer may, but shall not be required to, determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived in connection with the Issuance of any Letter of Credit.

(ii) Notice of Issuance. The Lead Applicant shall give the applicable L/C Issuer a notice of any requested Issuance of any Letter of Credit, which shall be effective only if received by such L/C Issuer not later than 2:00 p.m. (New York time) on the third Business Day prior to the date of such requested Issuance. Such notice shall be made in a writing or Electronic Transmission substantially in the form of Exhibit 1.1(a) duly completed or in a writing in any other form acceptable to such L/C Issuer (an “L/C Request”).

(iii) Reimbursement Obligations of the Applicants. Applicants jointly and severally agree to pay to the L/C Issuer of any Letter of Credit, or to GE Capital for the benefit of such L/C Issuer, upon demand the L/C Reimbursement Obligation owing with respect to such Letter of Credit in the event such L/C Issuer makes any payment to the beneficiary of such Letter of Credit. Upon the payment by the applicable L/C Issuer to the beneficiary of any Letter of Credit, such L/C Issuer shall notify the Lead Applicant that such payment has been made under such Letter of Credit and that the L/C Reimbursement Obligation owing with respect to such Letter of Credit is then due and owing; provided, however, that any failure to give or delay in giving such notice shall not relieve the Applicants of their L/C Reimbursement Obligation in respect of such Letter of Credit. The Applicants agree that at any time on or after the date upon which any L/C Reimbursement Obligation arises or any other Obligation becomes due and owing GE Capital shall have the right, without prior notice to or demand upon any of the Applicants, to withdraw funds or Cash Equivalents from the Cash Collateral Account in the amount of such L/C Reimbursement Obligation or other Obligation and apply such funds or Cash Equivalents to pay such L/C Reimbursement Obligation or other Obligation.

(iv) Obligations Absolute. The obligations of the Applicants pursuant to clause (iii) above shall be absolute, unconditional and irrevocable and performed strictly in accordance with the terms of this Agreement irrespective of (A) (i) the invalidity or unenforceability of any term or provision in any Letter of Credit, any document transferring or purporting to transfer a Letter of Credit, any Credit Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing, (ii) any document presented under a Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Letter of Credit or (iii) any loss or delay, including in the transmission of any document, (B) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any Applicant) may have against the beneficiary of any Letter of Credit or any other Person, whether in connection with any Credit Document or any other Contractual Obligation or transaction, or the existence of any other withholding, abatement or reduction, (C) in the case of the obligations of the L/C Issuer, (i) the failure of any condition precedent set forth in Section 2.2 to be satisfied or (ii) any adverse change in the condition (financial or otherwise) of any Applicant and (D) any other act or omission to act or delay of any kind of the L/C Issuer or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this clause (iv), constitute a legal or equitable discharge of any obligation of the Applicants or the L/C Issuer hereunder. No provision hereof shall be deemed to waive or limit the Applicants’ right to seek repayment of any payment of any L/C Reimbursement Obligations from the L/C Issuer under the terms of the applicable L/C Reimbursement Agreement or applicable law.

(v) Rollover Letters of Credit. Each of the Rollover Letters of Credit shall be deemed to have been Issued under this Agreement and shall be considered a Letter of Credit for all purposes under this Agreement and the other Credit Documents in accordance with the terms of the Transfer of Liability for Letters of Credit.

1.2 Transaction Accounts.

(a) GE Capital shall record on its books and records the face amount of each Letter of Credit Issued hereunder, any unpaid L/C Reimbursement Obligation, all interest accrued and unpaid thereon and any fees, costs, expenses or other Obligations that have accrued and/or become payable pursuant to this Agreement. GE Capital shall deliver to the Lead Applicant on a monthly basis a statement setting forth such record for the immediately preceding calendar month. Such record shall, absent manifest error, be conclusive evidence of the amount of the L/C Reimbursement Obligations and other Obligations of the Applicants. Any failure to so record or any error in doing so, or any failure to deliver such statement shall not, however, limit or otherwise affect the L/C Reimbursement Obligations or the other Obligations of the Applicants or provide the basis for any claim against GE Capital.

(b) GE Capital, acting as a non-fiduciary agent of the Applicants solely for tax purposes and solely with respect to the actions described in this subsection 1.2(b), shall establish and maintain at its address referred to in Section 7.2 (or at such other address as GE Capital may notify the Lead Applicant) (A) a record of ownership (the “Register”) in which GE Capital agrees to register by book entry the interests (including any rights to receive payment hereunder) of GE Capital and each L/C Issuer in the L/C Reimbursement Obligations and the Letter of Credit Obligations, each of their obligations under this Agreement to participate in each Letter of Credit, the Letter of Credit Obligations and the L/C Reimbursement Obligations, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the name and address of each L/C Issuer (and each change thereto pursuant to Section 7.9), (2) the amount of the L/C Reimbursement Obligations due and payable or paid in respect of Letters of Credit and (3) any other payment received by GE Capital from an Applicant and its application to the Obligations.

(c) Notwithstanding anything to the contrary contained in this Agreement, the L/C Reimbursement Obligations are registered obligations, the right, title and interest of each L/C Issuer and its assignees in and to such L/C Reimbursement Obligations shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein and otherwise shall be in accordance with the terms of this Agreement. This Section 1.2 and Section 7.9 shall be construed so that the L/C Reimbursement Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d) The Applicants, GE Capital, and the L/C Issuers shall treat each Person whose name is recorded in the Register as an L/C Issuer for all purposes of this Agreement. Information contained in the Register with respect to any L/C Issuer shall be available for access by the Applicants, the Lead Applicant, GE Capital and such L/C Issuer during normal business hours and from time to time upon at least one Business Day’s prior notice. No L/C Issuer shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such L/C Issuer unless otherwise agreed by GE Capital.

1.3 Fees and Interest.

(a) Fees. The Applicants shall pay to GE Capital, for its own account, fees in the amounts and at the times set forth in the Fee Letter.

(b) Unused L/C Facility Fee. The Applicants shall pay to GE Capital a fee (the “Unused L/C Facility Fee”) for the account of GE Capital in an amount equal to:

(i) The average daily amount of the Credit Limit during the preceding calendar month, less

(ii) the average daily aggregate outstanding amount of the Letter of Credit Obligations incurred by GE Capital during the preceding calendar month; provided, in no event shall the amount computed pursuant to clauses (i) and (ii) be less than zero,

(iii) multiplied by three-eighths of one percent (0.375%) per annum.

Such fee shall be payable monthly in arrears on the first day of the calendar month following the date hereof and the first day of each calendar month thereafter as well as on the Maturity Date. The Unused L/C Facility Fee provided in this subsection 1.3(b) shall accrue at all times from and after the execution and delivery of this Agreement.

(c) Letter of Credit Fee. The Applicants agree to pay to GE Capital, as compensation to GE Capital for Letter of Credit Obligations incurred by GE Capital hereunder, (i) without duplication of costs and expenses otherwise payable to GE Capital hereunder or fees otherwise paid by the Applicants, all reasonable costs and expenses, excluding all Taxes and Excluded Taxes, incurred by GE Capital on account of such Letter of Credit Obligations, and (ii) for each calendar month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the product of the average daily undrawn face amount of all Letters of Credit Issued, guaranteed or supported by risk participation agreements multiplied by a per annum rate equal to one and three-quarters of one percent (1.75%); provided, however, at GE Capital’s option, while an Event of Default exists (or automatically while an Event of Default under subsection 7.1(a), 7.1(f) or 7.1(g) exists), such rate shall be increased by two percent (2.00%) per annum. Such fee shall be paid to GE Capital in arrears on the first day of each calendar month and on the date on which all L/C Reimbursement Obligations have been discharged. In addition, the Applicants shall pay to GE Capital or any other L/C Issuer, as appropriate, on demand, GE Capital’s or such other L/C Issuer’s customary fees at then prevailing rates, without duplication of fees otherwise payable hereunder (including all per annum fees), charges and expenses of GE Capital or such other L/C Issuer in respect of the application for, and the Issuance, negotiation, acceptance, amendment, transfer and payment of, each Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is Issued.

(d) Interest. Notwithstanding anything to the contrary contained herein, in the event that any L/C Reimbursement Obligations or other Obligations are not paid when due, such L/C Reimbursement Obligations or other Obligations shall bear interest computed from the applicable due date until payment in full at a per annum interest rate equal to the Base Rate plus one and three-quarters of one percent (1.75%) per annum and such interest shall be payable by the Applicants to GE Capital upon demand.

(e) Maximum Lawful Rate. Anything herein to the contrary notwithstanding, the obligations of the Applicants hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by GE Capital would be contrary to the provisions of any law applicable to GE Capital limiting the highest rate of interest which may be lawfully contracted for, charged or received by GE Capital, and in such event the Applicants shall pay GE Capital interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Applicants shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by GE Capital is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

1.4 Payments by the Applicants.

(a) All payments to be made by the Applicants on account of any L/C Reimbursement Obligations or any interest, fees and other amounts required to be paid hereunder shall be made without set-off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein, be made to GE Capital (for the ratable account of the Persons entitled thereto) at the address for payment specified in the signature page hereof in relation to GE Capital (or such other address as GE Capital may from time to time specify in accordance with Section 7.2), including payments utilizing the ACH system, and shall be made in Dollars and by wire transfer or ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder), no later than 1:00 p.m. (New York time) on the date due. Any payment which is received by GE Capital later than 1:00 p.m. (New York time) may in GE Capital’s discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. Each Applicant hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of the Cash Collateral Account during such pendency.

(b) If any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) During the continuance of an Event of Default, GE Capital may apply any and all payments received by it in respect of any Obligation in accordance with clauses first through sixth below. Notwithstanding any provision herein to the contrary, all payments made by the Applicants to GE Capital after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of the Cash Collateral Account, shall be applied as follows:

first, to payment of costs and expenses, including Attorney Costs, of GE Capital payable or reimbursable by the Applicants under the Credit Documents;

second, to payment of Attorney Costs of the L/C Issuers payable or reimbursable by the Applicants under this Agreement;

third, to payment of all accrued unpaid interest on the Obligations and fees owed to GE Capital and the L/C Issuers;

fourth, to payment of principal of the Obligations, including L/C Reimbursement Obligations then due and payable, and cash collateralization of unmatured L/C Reimbursement Obligations to the extent not then due and payable;

fifth, to payment of any other amounts owing constituting Obligations; and

sixth, unless otherwise required by law, be paid to the Applicants in account number XXXXX2090 maintained by the Lead Applicant with JPMorgan Chase, N.A.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided above until exhausted prior to the application to the next succeeding category and (ii) each of the L/C Issuers or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth and fifth above.

1.5 Lead Applicant. Each Applicant hereby designates and appoints the Parent as its representative and agent on its behalf (the “Lead Applicant”) for the purposes of L/C Requests, delivering certificates, giving and receiving all other notices and consents hereunder or under any of the other Credit Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Applicant or the Applicants under the Credit Documents. The Lead Applicant hereby accepts such appointment. GE Capital and each other L/C Issuer may regard any notice or other communication pursuant to any Credit Document from the Lead Applicant as a notice or communication from all the Applicants. Each warranty, covenant, agreement and undertaking made on behalf of an Applicant by the Lead Applicant shall be deemed for all purposes to have been made by such Applicant and shall be binding upon and enforceable against such Applicant to the same extent as if the same had been made directly by such Applicant.

ARTICLE II.

CONDITIONS PRECEDENT

2.1 Conditions of Initial Issuance. The obligation of GE Capital to cause any L/C Issuer to Issue the initial Letters of Credit hereunder (including the deemed Issuance of the Rollover Letters of Credit) is subject to satisfaction of the following conditions in a manner satisfactory to GE Capital:

(a) Credit Documents. GE Capital shall have received on or before the Closing Date all of the agreements, documents, instruments and other items set forth on the closing checklist attached hereto as Exhibit 2.1, each in form and substance reasonably satisfactory to GE Capital;

(b) Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/Cs. (i) GE Capital shall have received a fully executed pay-off letter reasonably satisfactory to GE Capital confirming that all Prior Indebtedness owing by any Applicant to the Prior Lender will be repaid in full on the Closing Date and that the Rollover Letters of Credit shall not be cancelled on the Closing Date but shall remain in full force and effect and shall be deemed to have been Issued under this Agreement in accordance with the terms of the Transfer of Liability for Letters of Credit; (ii) GECB Letters of Credit shall have been cash collateralized in accordance with the terms of such pay-off letter; and (iii) all commitments of the Prior Lender to extend credit under the Prior Credit Agreement shall have been terminated in accordance with the terms of such pay-off letter;

(c) Cash Collateral Account. The Applicants shall have deposited immediately available funds in the amount of $10,321,150.27 into the Cash Collateral Account;

(d) Approvals. GE Capital shall have received reasonably satisfactory evidence that the Applicants have obtained all consents and approvals of all Persons including all requisite Governmental Authorities, required to the execution, delivery and performance of this Agreement and the other Credit Documents;

(e) Due Diligence. GE Capital shall have completed its business and legal due diligence with respect to each Applicant (including satisfactory review of all material contracts and all pending or threatened litigation or proceedings in any court or before any arbitrator or Governmental Authority and background checks on the Applicants and each of their respective management, Subsidiaries and Affiliates) and the results thereof shall be acceptable to GE Capital in its reasonable discretion; and

(f) Payment of Fees. The Applicants shall have paid the fees required to be paid on the Closing Date in the respective amounts specified in Section 1.3 (including the fees specified in the Fee Letter), and shall have reimbursed GE Capital for all fees, costs and expenses of closing presented as of the Closing Date to the extent required by this Agreement.

2.2 Conditions to the Issuance of each Letter of Credit. Except as otherwise expressly provided herein, GE Capital shall not be obligated to Issue or cause the Issuance of any Letter of Credit if as of the date of such Issue or Issuance and after giving effect thereto:

(a) any representation or warranty by any Applicant contained herein or in any other Credit Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such earlier date), and GE Capital has determined not to Issue or cause the Issuance of such Letter of Credit as a result of the fact that such warranty or representation is untrue or incorrect as of such date;

(b) any Default or Event of Default has occurred and is continuing or would reasonably be expected to result after giving effect to the Issuance of such Letter of Credit, and GE Capital shall have determined not to Issue or cause the Issuance of such Letter of Credit as a result of that Default or Event of Default; or

(c) the Applicants have not deposited immediately available funds into the Cash Collateral Account in an amount equal to 105% of the face amount of such Letter of Credit.

The request by Lead Applicant and acceptance by the Applicants of the Issuance of any Letter of Credit shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by the Applicants that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by each Applicant of the granting and continuance of GE Capital’s Lien in the Cash Collateral.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

The Applicants, jointly and severally, represent and warrant to GE Capital and each L/C Issuer that the following are, as of the Closing Date, and after giving effect to the Issuance (or deemed Issuance) of each Letter of Credit will be, true, correct and complete:

3.1 Corporate Existence and Power. Each Applicant and each of their respective Subsidiaries:

(a) is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable;

(b) has the power and authority and all governmental licenses, authorizations, permits, registrations, certificates, consents and approvals required to own its assets, carry on its business and execute, deliver, and perform its obligations under the Credit Documents;

(c) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and

(d) is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.2 Corporate Authorization; No Contravention. The execution, delivery and performance by each of the Applicants of this Agreement, and by each Applicant of any other Credit Document to which such Person is party, are within such Applicant’s corporate and similar powers and, at the time of execution thereof, have been duly authorized by all necessary action, and do not and will not:

(a) contravene the terms of any of that Person’s Organization Documents;

(b) conflict with or result in any material breach or contravention of any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

(c) violate any Requirement of Law in any material respect.

3.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Applicant of this Agreement or any other Credit Document except for those obtained or made on or prior to the Closing Date.

3.4 Binding Effect. This Agreement and each other Credit Document to which any Applicant is a party constitute the legal, valid and binding obligations of each such Person which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

3.5 Litigation Except as specifically disclosed in Schedule 3.5, there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of each Applicant, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Applicant, any Subsidiary of any Applicant or any of their respective Properties which:

(a) purport to affect or pertain to this Agreement, any other Credit Document, or any of the transactions contemplated hereby or thereby; or

(b) would reasonably be expected to result in equitable relief or monetary judgment(s), individually or in the aggregate, in excess of $500,000.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Credit Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. As of the Closing Date, no Applicant or any Subsidiary of any Applicant is the subject of an audit or, to each Applicant’s knowledge, any review or investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the violation or possible violation of any Requirement of Law.

3.6 No Default. No Default or Event of Default exists or would result from the Issuance (or deemed Issuance) of any Letter of Credit or incurring of any Obligations by any Applicant or the grant or perfection of GE Capital’s Liens on the Cash Collateral. No Applicant and no Subsidiary of any Applicant is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

3.7 Solvency.

Both before and after giving effect to (a) the Letters of Credit Issued (or deemed Issued) on or prior to the date this representation and warranty is made or remade and (b) the payment and accrual of all fees and other transaction costs in connection with the foregoing, all the Applicants taken as a whole and each Applicant individually are Solvent.

3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock. Except as set forth in Schedule 3.8, as of the Closing Date, no Applicant and no Subsidiary of any Applicant has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Applicant (other than Parent) and each Subsidiary of each Applicant is owned, as of the Closing Date, by each of the Persons and in the amounts set forth in Schedule 3.8. Except as set forth in Schedule 3.8, as of the Closing Date, there are no pre-emptive or other outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Applicant may be required to issue, sell, repurchase or redeem any of its Stock or Stock Equivalents or any Stock or Stock Equivalents of its Subsidiaries. Set forth in Schedule 3.8 is, as of the Closing Date, a true and complete organizational chart of Parent and its Subsidiaries.

3.9 Jurisdiction of Organization; Chief Executive Office. Schedule 3.9 lists each Applicant’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Applicant’s chief executive office or sole place of business, in each case as of the Closing Date, and such Schedule 3.9 also lists all jurisdictions of organization and legal names of such Applicant for the five years preceding the Closing Date, which schedule shall be updated by the Applicants upon notice to GE Capital promptly following any change in any of the information set forth therein.

3.10 Foreign Assets Control Regulations and Anti-Money Laundering. Each Applicant and each Subsidiary of each Applicant is and will remain in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Applicant and no Subsidiary or Affiliate of an Applicant (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Credit Document would be prohibited under U.S. law.

3.11 Patriot Act. The Applicants, each of their Subsidiaries and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Letter of Credit will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

3.12 ERISA Compliance. Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies (excluding, solely for this purpose, plan document or operational failures that (i) are eligible for correction under EPCRS, (ii) are promptly corrected under EPCRS and (iii) do not or are not reasonably expected to result in Liabilities in excess of $500,000) and has received a favorable opinion letter or determination letter from the IRS to the effect that the form of such Benefit Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such letter was filed by the end of such Benefit Plan’s applicable remedial amendment cycle under Revenue Procedure 2005-66 (or such successor promulgation), is currently being processed by the IRS or the deadline for filing such an application has not expired. Except for those that would not reasonably be expected to result in Liabilities in excess of $500,000 in the aggregate, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Applicant, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Applicant incurs or otherwise has or could have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur or has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding.

3.13 Margin Regulations. No Applicant and no Subsidiary of any Applicant is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

3.14 Taxes. All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all taxes, assessments and other governmental charges and impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. As of the Closing Date, except as set forth on Schedule 3.14, no Tax Return is under audit or examination by any Governmental Authority, and no notice of any audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

3.15 Regulated Entities. None of any Applicant, any Person controlling any Applicant, or any Subsidiary of any Applicant, is (a) an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute, rule or regulation limiting its ability to incur Indebtedness, grant Liens on its assets or perform its Obligations under the Credit Documents.

3.16 Brokers’ Fees; Transaction Fees. Except for fees payable to GE Capital and the L/C Issuers, none of the Applicants or any of their respective Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.

ARTICLE IV.

AFFIRMATIVE COVENANTS

Each Applicant covenants and agrees that, so long as GE Capital shall have an obligation hereunder to Issue or cause the Issuance of any Letters of Credit or any L/C Reimbursement Obligation or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

4.1 Financial Statements. Each Applicant shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that monthly financial statements shall not be required to have footnote disclosures and are subject to normal year-end adjustments). The Applicants shall deliver to GE Capital by Electronic Transmission and in detail reasonably satisfactory to GE Capital:

(a) as soon as available, but not later than ninety (90) days after the end of each Fiscal Year, a copy of the audited consolidated balance sheets of Parent and its Subsidiaries as at the end of such year and the related (i) consolidating statements of income or operations and (ii) consolidated statements of shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the report of any “Big Four” or other nationally-recognized independent public accounting firm reasonably acceptable to GE Capital (provided that GE Capital acknowledges that BDO USA, LLP is acceptable to GE Capital as of the Closing Date) which report shall (y) contain an unqualified opinion, stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (z) not include any explanatory paragraph expressing substantial doubt as to going concern status;

(b) as soon as available, but not later than forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year, a copy of the unaudited consolidated balance sheets of Parent and its Subsidiaries, and the related (i) consolidating statements of income and (ii) consolidated statements of shareholders’ equity and cash flows as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended, all certified on behalf of the Applicants by an appropriate Responsible Officer of the Lead Applicant as being complete and correct and fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of Parent and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures; and

(c) as soon as available, but not later than thirty (30) days after the end of each of the first two fiscal months of each Fiscal Quarter, a copy of the unaudited consolidated balance sheets of Parent and its Subsidiaries, and the related (i) consolidating statements of income and (ii) consolidated statements of shareholders’ equity and cash flows as of the end of such fiscal month and for the portion of the Fiscal Year then ended, all certified on behalf of the Applicants by an appropriate Responsible Officer of the Lead Applicant as being complete and correct and fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of Parent and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures.

4.2 Certificates; Other Information.

The Applicants shall furnish to GE Capital by Electronic Transmission, or shall permit and enable GE Capital to:

(a) together with each delivery of financial statements pursuant to (i) subsections 4.1(a) and 4.1(b), a management discussion and analysis report, in reasonable detail, signed by the chief financial officer of the Lead Applicant, describing the operations and financial condition of the Applicants and their Subsidiaries for the Fiscal Quarter and the portion of the Fiscal Year then ended (or for the Fiscal Year then ended in the case of annual financial statements), and (ii) subsections 4.1(a), 4.1(b) and 4.1(c), a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent projections for the current Fiscal Year delivered pursuant to subsection 4.2(d) and discussing the reasons for any significant variations;

(b) concurrently with the delivery of the financial statements referred to in subsections 4.1(a), 4.1(b) and 4.1(c), a fully and properly completed Compliance Certificate in the form of Exhibit 4.2(b), certified on behalf of the Applicants by a Responsible Officer of the Lead Applicant;

(c) promptly after the same are sent, copies of all financial statements and reports which any Applicant sends to its shareholders or other equity holders, as applicable, generally and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which such Person may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority;

(d) as soon as available and in any event no later than thirty (30) days after the last day of each Fiscal Year of the Applicants, projections of the Applicants (and their Subsidiaries’) consolidated and consolidating financial performance for the forthcoming three (3) Fiscal Years on a year by year basis, and for the forthcoming Fiscal Year on a month by month basis;

(e) promptly upon receipt thereof, copies of any reports submitted by the certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of any Applicant made by such accountants, including any comment letters submitted by such accountants to management of any Applicant in connection with their services; and

(f) promptly, such additional business, financial, corporate affairs and other information as GE Capital may from time to time reasonably request.

4.3 Notices. The Applicants shall notify promptly GE Capital of the occurrence or existence of each of the following (and in no event later than five (5) Business Days after a Responsible Officer becoming aware thereof):

(a) any Default or Event of Default, or any event or circumstance that foreseeably will become a Default or Event of Default;

(b) any breach or non-performance of, or any default under, any Contractual Obligation of any Applicant or any Subsidiary of any Applicant, or any violation of, or non-compliance with, any Requirement of Law, which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, non-performance, default, violation or non-compliance and the steps, if any, such Person has taken, is taking or proposes to take in respect thereof;

(c) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Applicant or any Subsidiary of any Applicant and any Governmental Authority which would reasonably be expected to result, either individually or in the aggregate, in Liabilities in excess of $500,000;

(d) the commencement of, or any material development in, any litigation or proceeding affecting any Applicant or any Subsidiary of any Applicant (i) in which the amount of damages claimed is $500,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Credit Document;

(e) any Material Adverse Effect subsequent to the date of the most recent audited financial statements delivered to GE Capital pursuant to this Agreement;

(f) (i) on or prior to any filing by any ERISA Affiliate of any notice of any reportable event under Section 4043 of ERISA or intent to terminate any Title IV Plan, a copy of such notice (ii) promptly, and in any event within ten (10) days, after any officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto, and (iii) promptly, and in any event within ten (10) days after any officer of any ERISA Affiliate knows or has reason to know that an ERISA Event will or has occurred, a notice describing such ERISA Event, and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notices received from or filed with the PBGC, IRS, Multiemployer Plan or other Benefit Plan pertaining thereto;

(g) any material change in accounting policies or financial reporting practices by any Applicant or any Subsidiary of any Applicant; and

(h) (i) the creation, or filing with the IRS or the State of New York, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any income or franchise or other material taxes with respect to any Tax Affiliate, (ii) the creation, or filing with any other Governmental Authority of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any material income, franchise or other taxes with respect to any Tax Affiliate and (iii) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any material adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise.

Each notice pursuant to this Section 4.3 shall be in electronic form accompanied by a statement by a Responsible Officer of the Lead Applicant, on behalf of the Applicants, setting forth details of the occurrence referred to therein, and stating what action the Applicants or other Person proposes to take with respect thereto and at what time. Each notice under subsection 4.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Credit Document that have been breached or violated.

4.4 Preservation of Corporate Existence, Etc.

Each Applicant shall, and shall cause each of its Subsidiaries to:

(a) preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except in connection with transactions permitted by Section 5.1;

(b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except in connection with transactions permitted by Section 5.1 and except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(c) use its commercially reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it.

4.5 Payment of Obligations. Each Applicant shall, and shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed, all their respective obligations and liabilities, except where the failure to perform would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.6 Compliance with Laws. Each Applicant shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.7 Use of the L/C Facility. The L/C Facility shall be used by the Applicants only in connection with the acquisition of inventory from suppliers, to provide standby letters of credit to various factors, landlords, insurance providers and other parties in the Ordinary Course of Business and for other general corporate purposes not in contravention of any Requirement of Law and not in contravention of this Agreement. The L/C Facility shall not be used to finance the purchase or carry of any Margin Stock.

4.8 The Cash Collateral Account.

(a) The Applicants shall cause the Cash Collateral Account to at all times contain funds in an amount equal to not less than 105% of the Letter of Credit Obligations for all Letters of Credit then outstanding.

(b) The Cash Collateral Account shall be pledged by the Applicants to, and subject to the control of, GE Capital, for the benefit of itself and the other L/C Issuers, in a manner satisfactory to GE Capital. Each Applicant hereby grants to GE Capital, for the benefit of the L/C Issuers, a present and continuing security interest in the Cash Collateral Account, all funds and Cash Equivalents held in the Cash Collateral Account from time to time, and all proceeds of the foregoing (collectively, the “Cash Collateral”) as security for the payment of all L/C Reimbursement Obligations and the payment and performance of all other Obligations, whether or not then due.

(c) No Applicant nor any Person claiming on behalf of or through any Applicant shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by the Applicants to GE Capital, any funds or Cash Equivalents remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall, unless otherwise required by law, be paid to the Applicants in account number XXXXX2090 maintained by the Lead Applicant with JPMorgan Chase, N.A. Interest earned on deposits in the Cash Collateral Account shall be for the account of GE Capital.

(d) The Applicants shall not grant or create, or suffer to exist, any Lien on any of the Cash Collateral or any of the Applicants’ rights, titles or interests in, to or under any of the Cash Collateral except for the security interest therein granted to GE Capital under this Agreement.

(e) If at any time the Cash Collateral Account contains funds in an amount in excess of 105% of the Letter of Credit Obligations for all Letters of Credit then outstanding, GE Capital shall apply such excess funds to any Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall, unless otherwise required by law, be paid to the Applicants in account number XXXXX2090 maintained by the Lead Applicant with JPMorgan Chase, N.A.

4.9 Further Assurances. Each Applicant shall ensure that all written information, exhibits and reports furnished to GE Capital do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to GE Capital and correct any defect or error that may be discovered therein or in any Credit Document or in the execution, acknowledgement or recordation thereof.

ARTICLE V.

NEGATIVE COVENANTS

Each Applicant covenants and agrees that, so long as GE Capital shall have an obligation hereunder to Issue or cause the Issuance of any Letters of Credit or any L/C Reimbursement Obligation or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

5.1 Consolidations and Mergers. No Applicant shall, and no Applicant shall suffer or permit any of its Subsidiaries to merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except upon not less than five (5) Business Days prior written notice to GE Capital, (a) any Subsidiary of an Applicant may merge with, or dissolve or liquidate into, an Applicant or a Wholly-Owned Subsidiary of an Applicant which is a Domestic Subsidiary, provided that such Applicant or such Wholly-Owned Subsidiary which is a Domestic Subsidiary shall be the continuing or surviving entity and all actions required to maintain perfected Liens on the Cash Collateral Account in favor of GE Capital shall have been completed, (b) any Foreign Subsidiary may merge with or dissolve or liquidate into another Foreign Subsidiary and (c) any Inactive Subsidiary may liquidate or be dissolved provided that proceeds, if any, of any such liquidation or dissolution shall be paid to an Applicant.

5.2 Change in Business. No Applicant shall, and no Applicant shall permit any of its Subsidiaries to, engage in any line of business that is different from those lines of business carried on by it on the date hereof unless such new line of business is substantially similar or reasonably related thereto.

5.3 Change in Structure. Except as otherwise permitted by this Agreement, no Applicant shall make any material changes in its equity capital structure or amend any of its Organization Documents, in each case, in any respect adverse to GE Capital or any L/C Issuer.

5.4 Changes in Accounting, Name or Jurisdiction of Organization. No Applicant shall (i) make any significant change in accounting treatment or reporting practices, except as required by GAAP, (ii) change the Fiscal Year or method for determining Fiscal Quarters of any Applicant or of any consolidated Subsidiary of any Applicant, (iii) change its name as it appears in official filings in its jurisdiction of organization (provided, that Alloy Merchandise, LLC shall be permitted to change its name to A Merchandise LLC within 45 days following the Closing Date without any prior notice to GE Capital) or (iv) change its jurisdiction of organization, in the case of clauses (iii) and (iv), without at least ten (10) days’ prior written notice to GE Capital (or such shorter period as shall be acceptable to GE Capital).

5.5 OFAC; Patriot Act. No Applicant shall, and no Applicant shall permit any of its Subsidiaries to fail to comply with the laws, regulations and executive orders referred to in Sections 3.10 and 3.11.

5.6 Margin Stock; Use of Proceeds. No Applicant shall, and no Applicant shall suffer or permit any of its Subsidiaries to, use any portion of the proceeds of any Letter of Credit, directly or indirectly, to purchase or carry any Margin Stock or repay or otherwise refinance Indebtedness of any Applicant or others incurred to purchase or carry any Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

5.7 Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien on any asset of an Applicant or a Subsidiary of an Applicant with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, result in Liabilities in excess of $500,000. No Applicant shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

ARTICLE VI.

EVENTS OF DEFAULT

6.1 Events of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. Any Applicant fails (i) to pay when and as required to be paid herein, any L/C Reimbursement Obligation or interest in respect thereof, or (ii) to pay within three (3) Business Days after the same shall become due, any fee or any other amount payable hereunder or pursuant to any other Credit Document;

(b) Representation or Warranty. Any representation, warranty or certification by or on behalf of any Applicant or any of its Subsidiaries made or deemed made herein, in any other Credit Document, or which is contained in any certificate, document or financial or other statement by any such Person, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any other Credit Document, shall prove to have been incorrect in any material respect (without duplication of other materiality qualifiers contained therein) on or as of the date made or deemed made;

(c) Specific Defaults. Any Applicant fails to perform or observe any term, covenant or agreement contained in any of subsection 4.2(a), 4.2(b), 4.2(d), 4.3(a) or 7.10(d), Section 4.1, 4.7 or 4.8, or Article V or the Fee Letter;

(d) Other Defaults. Any Applicant or Subsidiary of any Applicant fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Credit Document, and such default shall continue unremedied for a period of fifteen (15) days after the earlier to occur of (i) the date upon which a Responsible Officer of any Applicant becomes aware of such default and (ii) the date upon which written notice thereof is given to the Lead Applicant by GE Capital;

(e) Cross-Default. Any Applicant or any Subsidiary of any Applicant (i) fails to make any payment in respect of any Indebtedness (other than the Obligations or any Indebtedness owing to another Applicant) or Contingent Obligation (other than the Obligations) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $500,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation (other than Contingent Obligations owing by one Applicant with respect to the obligations of another Applicant), if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto), or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded;

(f) Insolvency; Voluntary Proceedings. An Applicant, individually, ceases or fails, or the Applicants and their Subsidiaries on a consolidated basis, cease or fail, to be Solvent, or any Applicant or any Subsidiary of any Applicant: (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing;

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Applicant or any Subsidiary of any Applicant, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against any such Person’s Properties with a value in excess of $500,000 individually or in the aggregate and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) any Applicant or Subsidiary of any Applicant admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; (iii) any Applicant or any Subsidiary of any Applicant acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or (iv) any Applicant takes any action for the purpose of preparing for or effecting or authorizing any of the foregoing;

(h) Monetary Judgments. One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against any one or more of the Applicants or any of their respective Subsidiaries involving in the aggregate a liability of $500,000 or more (excluding amounts covered by insurance to the extent the relevant independent third party insurer has not denied coverage therefor), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

(i) Non-Monetary Judgments. One or more non-monetary judgments, orders or decrees shall be rendered against any one or more of the Applicants or any of their respective Subsidiaries which has or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(j) Change of Control. There shall occur any Change of Control.

6.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, GE Capital may:

(a) declare its obligations hereunder to Issue or cause the Issuance of Letters of Credit to be suspended or terminated, whereupon such obligations shall forthwith be suspended or terminated;

(b) declare all or any portion of any unpaid Obligations, all interest accrued and unpaid thereon, and any fees, costs, expenses or other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Applicant; and/or

(c) exercise all rights and remedies available to it under the Credit Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection 6.1(f) or 6.1(g) above (in the case of clause (i) of subsection 6.1(g) upon the expiration of the sixty (60) day period mentioned therein), the obligations of GE Capital to Issue or cause the Issuance of Letters of Credit shall automatically terminate and the unpaid Obligations and all interest, fees and other amounts as aforesaid shall automatically become due and payable without further act of GE Capital or any L/C Issuer.

6.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Credit Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

6.4 Cash Collateral Account. If an Event of Default has occurred and is continuing, if this Agreement shall be terminated for any reason or if otherwise required by the terms hereof, the Applicants agree that GE Capital shall have the right to withdraw funds or Cash Equivalents from the Cash Collateral Account and apply such funds to pay any unpaid Obligations then due and owing. The remaining balance of the cash collateral will be returned to the Applicants when all Letters of Credit have been terminated or discharged, obligations of the L/C Issuers to Issue Letters of Credit have been terminated and all Obligations have been paid in full in cash or other satisfied.

ARTICLE VII.

MISCELLANEOUS

7.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent with respect to any departure by any Applicant therefrom, shall be effective unless the same shall be in writing and signed by GE Capital and the Applicants, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given.

7.2 Notices.

(a) Addresses. All notices and other communications (“Communications”) required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and shall be addressed to the address set forth on the applicable signature page hereto or such other address as shall be notified in writing to the other parties hereto. Transmissions made by electronic mail or E-Fax to GE Capital shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of GE Capital applicable at the time and previously communicated to the Lead Applicant, and (z) if receipt of such transmission is acknowledged by GE Capital.

(b) Effectiveness. (i) All Communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (A) if delivered by hand, upon personal delivery, (B) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (C) if delivered by mail, three (3) Business Days after deposit in the mail and (D) if delivered by facsimile, upon sender’s receipt of confirmation of proper transmission; provided, however, that no communications to GE Capital pursuant to Article I shall be effective until received by GE Capital.

(ii) The posting, completion and/or submission by Applicant of any communication pursuant to an E-System shall constitute a representation and warranty by the Applicants that any representation, warranty, certification or other similar statement required by the Credit Documents to be provided, given or made by an Applicant in connection with any such communication is true, correct and complete except as expressly noted in such communication or E-System.

7.3 Electronic Transmissions.

(a) Authorization. Subject to the provisions of subsection 7.2(a), GE Capital and each L/C Issuer, each Applicant and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Credit Document and the transactions contemplated therein. Each Applicant, each L/C Issuer and GE Capital acknowledge and agree that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b) Signatures. Subject to the provisions of subsection 7.2(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Credit Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which GE Capital, each L/C Issuer and each Applicant may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(c) Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 7.2 and this Section 7.3, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related Contractual Obligations executed by GE Capital and the Applicants in connection with the use of such E-System.

(d) LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF GE CAPITAL, ANY L/C ISSUER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR

COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY GE CAPITAL, ANY L/C ISSUER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each of the Applicants agrees that GE Capital has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

7.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of GE Capital or any L/C Issuer, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between any Applicant, any Affiliate of any Applicant, GE Capital or any L/C Issuer shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Credit Documents.

7.5 Costs and Expenses. Any action taken by any Applicant under or with respect to any Credit Document, even if required under any Credit Document or at the request of GE Capital or any other L/C Issuer, shall be at the expense of such Applicant, and neither GE Capital nor any other L/C Issuer shall be required under any Credit Document to reimburse any Applicant or any Subsidiary of any Applicant therefor except as expressly provided therein. In addition, the Applicants agree to pay or reimburse upon written demand (a) GE Capital for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons (but only to the extent GE Capital or its Affiliates are required to reimburse such Related Persons), in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Credit Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, in each case including Attorney Costs of GE Capital, the cost of audits, background checks and similar expenses and (b) each of GE Capital, the other L/C Issuers and their Related Persons for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Credit Document, any Obligation, with respect to the Cash Collateral Account or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Applicant, any Subsidiary of any Applicant, or any Credit Document, Obligation or Letter of Credit or the use thereof (or the response to and preparation for any subpoena or request for document production relating thereto), including Attorney Costs.

7.6 Indemnity. Each Applicant agrees to indemnify, hold harmless and defend GE Capital and each other L/C Issuer and each of their Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee (whether brought by an Applicant, an Affiliate of an Applicant or any other Person) in any matter relating to or arising out of, in connection with or as a result of (i) any Credit Document, any Obligation (or the repayment thereof), any Letter of Credit, the use or intended use of any Letter of Credit or any securities filing of, or with respect to, any Applicant, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Applicant or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that no Applicant shall have any liability under this Section 7.6 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee or from such Indemnitee’s breach of its obligations under this Agreement, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, each of the Applicants executing this Agreement waives and agrees not to assert against any Indemnitee, and shall cause each other Applicant to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

7.7 Marshaling; Payments Set Aside. Neither GE Capital nor any other L/C Issuer shall be under any obligation to marshal any property in favor of any Applicant or any other Person or against or in payment of any Obligation. To the extent that GE Capital or any L/C other Issuer receives a payment from an Applicant, from the proceeds of the Cash Collateral Account, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

7.8 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by GE Capital shall be subject to the provisions of Section 7.9, and provided further that no Applicant may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of GE Capital.

7.9 Assignments and Participations; Binding Effect.

(a) Binding Effect. This Agreement shall become effective when it shall have been executed by the Applicants and GE Capital. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of the Applicants and GE Capital and each L/C Issuer receiving the benefits of the Credit Documents and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Credit Document, none of the Applicants, GE Capital or any other L/C Issuer shall have the right to assign any rights or obligations hereunder or any interest herein.

(b) Right to Assign. GE Capital may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder (including all or a portion of its rights and obligations with respect to Letters of Credit) to any of the following Persons (i) any Affiliate or Approved Fund of GE Capital or (ii) any other Person (which in no event shall be a Competitor of any Applicant) acceptable (which acceptance shall not be unreasonably withheld or delayed) to GE Capital and, as long as no Event of Default is continuing, the Lead Applicant (which acceptances shall be deemed to have been given unless an objection is delivered to GE Capital within five (5) Business Days after notice of a proposed sale is delivered to the Lead Applicant).

(c) Procedure. The parties to each Sale made in reliance on clause (b) above shall execute and deliver an Assignment.

(d) Effectiveness. Subject to the recording of an Assignment by GE Capital in the Register pursuant to subsection 1.2(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Credit Documents have been assigned to such assignee pursuant to such Assignment and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the assignor’s obligations to Issue Letters of Credit and the payment in full of the Obligations) and be released from its obligations under the

Credit Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an GE Capital’s rights and obligations under the Credit Documents, GE Capital shall cease to be a party hereto).

(e) Grant of Security Interests. In addition to the other rights provided in this Section 7.9, GE Capital may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to L/C Reimbursement Obligations or interest thereon), to (i) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), or (ii) any holder of, or trustee for the benefit of the holders of, GE Capital’s Indebtedness or equity securities; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of GE Capital hereunder and GE Capital shall not be relieved of any of its obligations hereunder.

7.10 Non-Public Information; Confidentiality.

(a) Non-Public Information. Each of GE Capital and each other L/C Issuer acknowledges and agrees that it may receive material non-public information (“MNPI”) hereunder concerning the Applicants and their Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States federal and state security laws and regulations).

(b) Confidential Information. Each of GE Capital and each other L/C Issuer agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Credit Document and designated in writing by any Applicant as confidential, except that such information may be disclosed (i) with the Lead Applicant’s consent, (ii) to Related Persons of such L/C Issuer or GE Capital, as the case may be, or to any Person that GE Capital causes to Issue Letters of Credit hereunder, who shall be advised of the confidential nature of such information and instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 7.10 or (B) available to such L/C Issuer, GE Capital or any of their Related Persons, as the case may be, from a source (other than any Applicant) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify

Applicants, (vii) to current or prospective assignees, or participants, and to their respective Related Persons, in each case to the extent such assignees, investors, participants or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 7.10 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, and (ix) in connection with the exercise or enforcement of any right or remedy under any Credit Document, in connection with any litigation or other proceeding to which such L/C Issuer or GE Capital or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Applicants or their Related Persons referring to such L/C Issuer or GE Capital or any of their Related Persons. In the event of any conflict between the terms of this Section 7.10 and those of any other Contractual Obligation entered into with any Applicant (whether or not a Credit Document), the terms of this Section 7.10 shall govern.

(c) Tombstones. Each Applicant consents to the publication by GE Capital of any press releases, advertising or other promotional materials (including via any Electronic Transmission) relating to the financing transactions contemplated by this Agreement using such Applicant’s name, product photographs, logo or trademark. GE Capital shall provide a draft of any such advertising material to the Applicants for review and comment prior to the publication thereof.

(d) Press Release and Related Matters. No Applicant shall, and no Applicant shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of any Applicant) using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Credit Documents or any transaction contemplated herein or therein to which GE Capital or any of its Affiliates is party without the prior consent of GE Capital except to the extent required to do so under applicable Requirements of Law and then, only after consulting with GE Capital.

7.11 Set-off; Sharing of Payments.

(a) Right of Setoff. During the continuance of any Event of Default, GE Capital, each other L/C Issuer and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Applicant), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by GE Capital, such other L/C Issuer or any of their respective Affiliates to or for the credit or the account of the Applicants against any Obligation of any Applicant now or hereafter existing, whether or not any demand was made under any Credit Document with respect to such Obligation and even though such Obligation may be unmatured. Each of GE Capital and each other L/C Issuer agrees promptly to notify the Lead Applicant after any such setoff and application made by GE Capital, such other L/C Issuer or their Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 7.11 are in addition to any other rights and remedies (including other rights of setoff) that GE Capital, the other L/C Issuers and their Affiliates may have.

7.12 Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

7.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

7.14 Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

7.15 Independence of Provisions. The parties hereto acknowledge that this Agreement and the other Credit Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

7.16 Interpretation. This Agreement is the result of negotiations among and has been reviewed by counsel to each of the Applicants and GE Capital, and is the work product of all parties hereto. Accordingly, this Agreement and the other Credit Documents shall not be construed against GE Capital or the other L/C Issuers merely because of GE Capital’s involvement in the preparation of such documents and agreements. Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 7.18 and 7.19.

7.17 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Applicants, the L/C Issuers and GE Capital and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Credit Documents. Neither GE Capital nor any other L/C Issuer shall have any obligation to any Person not a party to this Agreement or the other Credit Documents.

7.18 Governing Law and Jurisdiction.

(a) Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, INCLUDING ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST).

(b) Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO ANY CREDIT DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH APPLICANT HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF GE CAPITAL TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT GE CAPITAL DETERMINES THAT SUCH ACTION IS NECESSARY OR APPROPRIATE TO EXERCISE ITS RIGHTS OR REMEDIES UNDER THE CREDIT DOCUMENTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS.

(c) Service of Process. EACH APPLICANT HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND OTHER DOCUMENTS AND OTHER SERVICE OF PROCESS OF ANY KIND AND CONSENTS TO SUCH SERVICE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA WITH RESPECT TO OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH ANY CREDIT DOCUMENT BY ANY MEANS PERMITTED

BY APPLICABLE REQUIREMENTS OF LAW, INCLUDING BY THE MAILING THEREOF (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) TO THE ADDRESS OF THE APPLICANTS SPECIFIED HEREIN (AND SHALL BE EFFECTIVE WHEN SUCH MAILING SHALL BE EFFECTIVE, AS PROVIDED THEREIN). EACH APPLICANT AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(d) Non-Exclusive Jurisdiction. NOTHING CONTAINED IN THIS SECTION 7.18 SHALL AFFECT THE RIGHT OF GE CAPITAL OR ANY OTHER L/C ISSUER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY APPLICANT IN ANY OTHER JURISDICTION.

7.19 Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS AND ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

7.20 Entire Agreement; Release; Survival.

(a) THE CREDIT DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY APPLICANT AND GE CAPITAL OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT OTHER THAN THE FEE LETTER. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER CREDIT DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS OTHERWISE EXPRESSLY STATED IN SUCH OTHER CREDIT DOCUMENT OR SUCH TERMS OF SUCH OTHER CREDIT DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

(b) Execution of this Agreement by the Applicants constitutes a full, complete and irrevocable release of any and all claims which each Applicant may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Credit Documents. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each Applicant signatory hereto hereby waives, releases and agrees (and shall cause each other Applicant to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c) Any indemnification or other protection provided to any Indemnitee pursuant to this Section 7.20, Sections 7.5 (Costs and Expenses) or 7.6 (Indemnity) or Article VIII (Taxes, Yield Protection and Illegality) shall (x) survive the termination of GE Capital’s obligations hereunder to Issue or cause the Issuance of Letters of Credit and the payment in full of all Obligations and inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

7.21 Patriot Act. GE Capital and each other L/C Issuer that is subject to the Patriot Act hereby notifies the Applicants that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Applicant, which information includes the name and address of each Applicant and other information that will allow GE Capital or such other L/C Issuer to identify each Applicant in accordance with the Patriot Act.

7.22 Joint and Several. The obligations of the Applicants hereunder and under the other Credit Documents are joint and several.

7.23 Creditor-Debtor Relationship. The relationship between GE Capital and each other L/C Issuer, on the one hand, and the Applicants, on the other hand, is solely that of creditor and debtor. Neither GE Capital nor any other L/C Issuer has any fiduciary relationship or duty to any Applicant arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between GE Capital and each other L/C Issuer, on the one hand, and the Applicants, on the other hand, by virtue of, any Credit Document or any transaction contemplated therein.

ARTICLE VIII.

TAXES, YIELD PROTECTION AND ILLEGALITY

8.1 Taxes.

(a) Except as otherwise provided in this Section 8.1, each payment by any Applicant under any Credit Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding Excluded Taxes, the “Taxes”).

(b) If any Taxes shall be required by law to be deducted from or in respect of any amount payable under any Credit Document to GE Capital or any other L/C Issuer (i) such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 8.1), GE Capital or such other L/C Issuer receives the amount it would have received had no such deductions been made, (ii) the relevant Applicant shall make such deductions, (iii) the relevant Applicant shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within thirty (30) days after such payment is made, the relevant Applicant shall deliver to GE Capital an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to GE Capital.

(c) In addition, the Applicants agree to pay, and authorize GE Capital to pay in their name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Credit Document or any transaction contemplated therein (collectively, “Other Taxes”). For the avoidance of doubt, Other Taxes shall not include any Taxes that are Excluded Taxes. Within thirty (30) days after the date of any payment of Other Taxes by any Applicant, the Applicants shall furnish to GE Capital, at its address referred to in Section 7.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to GE Capital.

(d) Without duplication of any amounts paid pursuant to Sections 8.1(a), 8.1(b) and 8.1(c), the Applicants shall reimburse and indemnify, within thirty (30) days after receipt of demand therefor (with a copy to GE Capital), GE Capital and each other L/C Issuer for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 8.1) paid by GE Capital or such other L/C Issuer and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate of GE Capital or such other L/C Issuer claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Lead Applicant with copy to GE Capital, shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, GE Capital or such other L/C Issuer may use any reasonable averaging and attribution methods.

(e) To the extent that GE Capital or any other L/C Issuer claims any additional amounts payable pursuant to this Section 8.1 GE Capital or such other L/C Issuer shall use its commercially reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Lending Office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of GE Capital or such other L/C Issuer, be otherwise disadvantageous to GE Capital or such other L/C Issuer.

(f)

(i) Each Non-U.S. L/C Issuer Party that, at any of the following times, is entitled to an exemption from United States withholding tax or is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (w) on or prior to the date such Non-U.S. L/C Issuer Party becomes a “Non-U.S. L/C Issuer Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Lead Applicant or GE Capital, provide GE Capital and the Lead Applicant with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) and/or W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms, (B) in the case of a Non-U.S. L/C Issuer Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to GE Capital that such Non-U.S. L/C Issuer Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Applicants within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. L/C Issuer Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. L/C Issuer Party under the Credit Documents. Unless the Lead Applicant and GE Capital have received forms or other documents reasonably satisfactory to them indicating that payments under any Credit Document to or for a Non-U.S. L/C Issuer Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Applicants and GE Capital shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(ii) Each U.S. L/C Issuer Party shall (A) on or prior to the date such U.S. L/C Issuer Party becomes a “U.S. L/C Issuer Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f)(ii) and (D) from time to time if requested by the Lead Applicant or GE Capital, provide GE Capital and the Lead Applicant with two completed originals of Form W-9 (certifying that such U.S. L/C Issuer Party is entitled to an exemption from U.S. backup withholding tax) or any successor form. Unless the Lead Applicant and GE Capital have received forms or other documents reasonably satisfactory to them indicating that payment under any Credit Document to or for a U.S. L/C Issuer Party are not subject to United States withholding tax, the Applicants and GE Capital shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(iii) If a payment made to a Non-U.S. L/C Issuer Party would be subject to United States federal withholding tax imposed by FATCA if such Non-U.S. L/C Issuer Party fails to comply with the applicable reporting requirements of FATCA, such Non-U.S. L/C Issuer Party shall deliver to GE Capital and the Lead Applicant any documentation under any Requirement of Law or reasonably requested by GE Capital or the Lead Applicant sufficient for GE Capital or the Lead Applicant to comply with their obligations under FATCA and to determine that such Non-U.S. L/C Issuer Party has complied with such applicable reporting requirements.

(g) The Applicants shall not be liable to any L/C Issuer to the extent such liability is caused by the breach by such L/C Issuer of its obligations under this Section 8.1.

(h) If GE Capital or any other L/C Issuer determines, in its sole discretion, that it has received a refund (whether by way of direct payment, offset or credit) of any Taxes or Other Taxes as to which it has been indemnified by an Applicant with respect to which an Applicant has been paid additional amounts pursuant to Section 8.1, it shall pay over such refund to such Applicant (but only to the extent of indemnity payments made, or additional amounts paid, by such Applicant under this Section 8.1 with respect to Taxes or Other Taxes giving rise to such refund), net of all related out-of-pocket expenses of GE Capital or such other L/C Issuer and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Applicant, within ten (10) days following the request of GE Capital or such other L/C Issuer, agrees to repay the amount paid over to such Applicant to GE Capital or such other L/C Issuer in the event GE Capital or such other L/C Issuer is required to repay such refund to such Governmental Authority. This Section 8.1(h) shall not be construed to require GE Capital or any other L/C Issuer to make available its tax returns (or any other information relating to its taxes which it deems confidential) to such Applicant or any other Person.

8.2 Increased Costs and Reduction of Return.

(a) If GE Capital or any other L/C Issuer shall determine that, due to either (i) the introduction of, or any change in, or in the interpretation of, any Requirement of Law or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in the case of either clause (i) or (ii) subsequent to the date hereof, there shall be any increase in the cost to such Person of Issuing or causing the Issuance, or maintaining any Letter of Credit, then the Applicants shall be liable for, and shall from time to time, within thirty (30) days of demand therefor by such Person, pay to such Person for its own account, additional amounts as are sufficient to compensate such Person for such increased costs; provided that the Applicants shall not be required to compensate such Person pursuant to this subsection 8.2(a) for any increased costs incurred more than ninety (90) days prior to the date that such Person notifies the Lead Applicant, in writing of the increased costs and of such Person’s intention to claim compensation thereof; provided further that if the circumstance giving rise to such increased costs is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If GE Capital or any other L/C Issuer shall have determined that:

(i) the introduction of any Capital Adequacy Regulation;

(ii) any change in any Capital Adequacy Regulation;

(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

(iv) compliance by such Person (or its Lending Office) or any entity controlling such Person, with any Capital Adequacy Regulation;

affects the amount of capital required or expected to be maintained by such Person or any entity controlling such Person and (taking into consideration such Person’s or such entities’ policies with respect to capital adequacy and such Person’s contracted return on capital) reasonably determines that the amount of such capital is increased as a consequence of its credits or obligations under this Agreement, then, within thirty (30) days of demand of such Person, the Applicants shall pay to such Person, from time to time as specified by such Person, additional amounts sufficient to compensate such Person (or the entity controlling such Person) for such increase; provided that the Applicants shall not be required to compensate such Person pursuant to this subsection 8.2(b) for any amounts incurred more than ninety (90) days prior to the date that such Person notifies the Lead Applicant, in writing of the amounts and of such Person’s intention to claim compensation thereof; provided further that if the event giving rise to such increase is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

(c) Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in a Requirement of Law under clause (a) above and/or a change in Capital Adequacy Regulation under clause (b) above, as applicable, regardless of the date enacted, adopted or issued.

(d) This Section 8.2 shall not apply with respect to Taxes or Other Taxes covered by Section 8.1 or the imposition of, or any change in the rate of, any Excluded Taxes.

8.3 Certificates of Claimants. To the extent GE Capital or any other L/C Issuer makes a claim for reimbursement or compensation pursuant to this Article VIII, such Person shall deliver to the Lead Applicant a certificate setting forth in reasonable detail the amount payable to such Person hereunder and such certificate shall be conclusive and binding on the Applicants in the absence of manifest error.

ARTICLE IX.

DEFINITIONS

9.1 Defined Terms. The following terms are defined in the Sections or subsections referenced opposite such terms:

“Agreement”	Preamble
“Applicant” and “Applicants”	Preamble
“Communications”	7.2(a)
“Event of Default”	6.1
“GE Capital”	Preamble
“Indemnified Matters”	7.6
“Indemnitee”	7.6
“L/C Facility”	1.1(a)
“L/C Reimbursement Agreement”	1.1(a)
“L/C Request”	1.1(a)
“Lead Applicant”	1.5
“Letter of Credit Fee”	1.3(c)
“Maximum Lawful Rate”	1.3(e)
“MNPI”	7.10(a)
“OFAC”	3.10
“Other Taxes”	8.1(c)
“Parent”	Preamble
“Register”	1.2(b)
“Sale”	7.9(b)
“SDN List”	3.10
“Taxes” “Tax Returns”	8.1(a) 3.14
“Unused L/C Facility Fee”	1.3(b)

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of (i) ten percent (10%) or more or (ii) solely for purposes of Sections 3.10, 3.11 and 7.10(d), fifteen percent (15%) or more, of the Stock (either directly or through ownership of Stock Equivalents) of a Person shall for the purposes of this Agreement, be deemed to be an Affiliate of the other Person. Notwithstanding the foregoing, neither GE Capital nor any L/C Issuer shall be deemed an “Affiliate” of any Applicant or of any Subsidiary of any Applicant solely by reason of the provisions of the Credit Documents.

“Approved Fund” means any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (ii) temporarily warehouses loans for GE Capital or any Person described in clause (i) above and (b) is advised or managed by (i) GE Capital, (ii) any Affiliate of GE Capital or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages GE Capital.

“Assignment” means an assignment agreement entered into by an L/C Issuer, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 7.9 (with the consent of any party whose consent is required by Section 7.9), substantially in the form of Exhibit 9.1 or any other form approved by GE Capital.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by GE Capital) or any similar release by the Federal Reserve Board (as determined by GE Capital) and (b) the sum of 0.50% per annum and the Federal Funds Rate. Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the Federal Funds Rate.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Applicant incurs or otherwise has any obligation or liability, contingent or otherwise.

“Business Day” means any day other than a Saturday, Sunday or other day on which federal reserve banks are authorized or required by law to close.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of GE Capital or any other L/C Issuer or of any corporation controlling such Person.

“Capital Lease” means any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

“Cash Collateral Account” means that certain account of GE Capital, account number 50-279-513 in the name of GE Capital at Deutsche Bank Trust Company Americas in New York, New York, ABA No. 021-001-033, or such other account as may be specified in writing by GE Capital as the “Cash Collateral Account.”

“Capital Lease Obligations” means all monetary obligations of any Applicant or any Subsidiary of any Applicant under any Capital Leases.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any L/C Issuer or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.

“Change of Control” means the occurrence of any of the following: (a) any person shall become the legal or beneficial owner of, or shall have acquired, pursuant to any Contractual Obligation or otherwise, control over the voting rights of 35% or more of the issued and outstanding Voting Stock of the Parent; (b) the first day on which a majority of the members of the board of directors of the Parent are not Continuing Directors; or (c) the Parent shall cease to own and control legally and beneficially all of the economic and voting rights associated with all classes of the outstanding Stock of the other Applicants. For purpose of this definition, the following terms shall have the following meanings: (x) “person” means any “person” as such term is used in the United States Securities Exchange Act of 1934, as amended, including any partnership, limited partnership, syndicate or group of persons that is deemed to be a “person” for purposes of Sections 13(d) and 14(d)(2) of such Securities Exchange Act, (y) “beneficial owner” means any “beneficial owner” under and as defined in Rules 13d-3 and 13d-5 of the United States Securities and Exchange Commission under such Securities Exchange Act; provided, however, that any person shall be deemed to be the beneficial owner of all Voting Stock that such person has the right to acquire, whether such right is exercisable immediately or with the passage of time and (z) “continuing director” means, at any date of determination, each individual member of the board of directors of the Parent who (i) has been a member of such board in the period of twelve (12) successive calendar months last ended prior to such date or (ii) whose nomination for election or appointment by the stockholders of the Parent was approved by a vote of at least two thirds of the directors who were continuing directors at the time of such nomination.

“Closing Date” means June 14, 2013.

“Code” means the Internal Revenue Code of 1986, as amended.

“Competitor” means each of the Persons that is an actual competitor of the Applicants and that has been designated as such in writing by the Lead Applicant and provided to GE Capital.

“Compliance Certificate” means a certificate of the Lead Applicant, on behalf of each Applicant, in substantially the form of Exhibit 4.2(b) hereto, duly completed as of the applicable date under subsection 4.2(b).

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Rate Contracts; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

“Continuing Directors” means, as of any date of determination, those members of the board of directors of the Parent, each of whom (a) was a member of such board of directors on the Closing Date or (b) was nominated for election or elected to such board of directors with the approval of a majority of the then Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Credit Documents” means this Agreement, the Fee Letter, the Master Agreement for Standby Letters of Credit, the Master Agreement for Documentary Letters of Credit, any L/C Reimbursement Agreements and all other documents delivered to GE Capital or any L/C Issuer in connection with any of the foregoing.

“Credit Limit” means, as of any time of determination thereof, the sum of (i) $15,000,000 less (ii) the aggregate amount then available to be drawn under the GECB Letters of Credit.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Dollars”, “dollars” and “$” each mean lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service acceptable to GE Capital.

“Excluded Tax” means with respect to GE Capital or any other L/C Issuer (a) taxes measured by gross income, net income (including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on such Person as a result of a present or former connection between such Person, on the one hand, and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein, on the other hand (other than such connection arising solely such Person having executed, delivered or performed its obligations or received a payment under, or enforced, any Credit Document); (b) withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a party to or an “L/C Issuer” under this Agreement in the capacity under which such Person makes a claim under Section 8.1(b) or designates a new Lending Office; (c) taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by such Person to deliver the documentation required to be delivered pursuant to Section 8.1(f), and (d) in the case of a Non-U.S L/C Issuer Party, any United States federal withholding taxes imposed on amounts payable to such Non-U.S. L/C Issuer Party as a result of such Non-U.S. L/C Issuer Party’s failure to comply with FATCA to establish a complete exemption from withholding thereunder.

“E-Fax” means any system used to receive or transmit faxes electronically.

“EPCRS” means the Employee Plans Compliance Resolution System, as described in Revenue Procedure 2008-50, or such successor Benefit Plan correction program.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, collectively, any Applicant and any Person under common control or treated as a single employer with, any Applicant, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means any of the following: (a) the occurrence of a reportable event described in Section 4043(b) or Section 4043(c) of ERISA with respect to a Title IV Plan or Multiemployer Plan, unless the 30-day notice requirement has been duly waived under the applicable regulations; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the receipt by any ERISA Affiliate of notice of the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA; (f) the receipt by any ERISA Affiliate of notice of the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution of any ERISA Affiliate to any Title IV Plan or Multiemployer Plan when due; (h) the imposition of a lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder (excluding, solely for purposes of this clause (i), plan document or operational failures that are eligible for correction under EPCRS and are promptly corrected pursuant to EPCRS); (j) a Title IV plan is in “at risk” status within the meaning of Code Section 430(i); (k) receipt by any ERISA Affiliate of notice that a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code; (l) receipt by any ERISA Affiliate of notice of the institution of proceedings by the PBGC to terminate or appoint a trustee or administrator in respect of any Multiemployer Plan; and (m) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any material liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system approved by GE Capital, including Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by GE Capital, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“FATCA” means sections 1471, 1472, 1473 and 1474 of the Code, the United States Treasury Regulations promulgated thereunder and published guidance with respect thereto.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to GE Capital on such day on such transactions as determined by GE Capital in a commercially reasonable manner.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” means that certain Fee Letter, dated as of the Closing Date, made by the Applicants in favor of GE Capital.

“First Tier Foreign Subsidiary” means a Foreign Subsidiary held directly by an Applicant or indirectly by an Applicant through one or more Domestic Subsidiaries.

“Fiscal Quarter” means any of the quarterly accounting periods of the Applicants, ending on the Saturday nearest the last day of each of April, July, October and January of each year.

“Fiscal Year” means any of the annual accounting periods of the Applicants ending on the Saturday nearest to the 31st day of January of each year.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is a “controlled foreign corporation” under Section 957 of the Code.

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), which are applicable to the circumstances as of the date of determination, subject to Section 9.3 hereof.

“GECB Letters of Credit” means each of the letters of credit issued prior to the Closing Date under the Prior Credit Agreement and described by issuer, date of issuance, letter of credit number, undrawn amount and date of expiry on Schedule B hereto, including any modifications, extensions or renewals of any GECB Letter of Credit.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Inactive Subsidiary” means, at any time of determination, any Subsidiary that does not own or lease assets having an aggregate fair market value of equal to or greater than One Thousand Dollars ($1,000), as of the Closing Date each of which is identified on Schedule C.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the Ordinary Course of Business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after the Maturity Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all Contingent Obligations described in clause (a) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing. The terms “Issued” and “Issuance” have correlative meanings.

“L/C Issuer” means GE Capital or an Affiliate thereof or a bank or other legally authorized Person, in each case, reasonably acceptable to GE Capital, in such Person’s capacity as an issuer of Letters of Credit hereunder.

“L/C Reimbursement Obligation” means, for any Letter of Credit, the obligation of the Applicants to the L/C Issuer thereof or to GE Capital (as applicable), as and when matured, to pay all amounts drawn under such Letter of Credit.

“Lending Office” means, with respect to GE Capital or any other L/C Issuer, the office or offices of such Person specified as its “Lending Office” beneath its name on the applicable signature page hereto, or such other office or offices of such Person as it may from time to time notify the Lead Applicant and GE Capital.

“Letter of Credit” means documentary or standby letters of credit Issued for the account of the Applicants by the L/C Issuers, and bankers’ acceptances Issued by an Applicant, for which GE Capital has incurred Letter of Credit Obligations.

“Letter of Credit Obligations” means all outstanding obligations incurred by GE Capital at the request of the Applicants or the Lead Applicant, whether direct or indirect, contingent or otherwise, due or not due, in connection with the Issuance of Letters of Credit by the L/C Issuers. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by GE Capital thereupon or pursuant thereto and shall not include any commitment of GE Capital or any L/C Issuer to Issue Letters of Credit.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including those created by, arising under or evidenced by any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, Properties, condition (financial or otherwise) or prospects of any Applicant or the Applicants and their Subsidiaries taken as a whole; (b) a material impairment of the ability of any Applicant, any Subsidiary of any Applicant or any other Person (other than the GE Capital or any other L/C Issuers) to perform in any material respect its obligations under any Credit Document; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Credit Document, or (ii) the perfection or priority of GE Capital’s security interests hereunder in the Cash Collateral.

“Maturity Date” means the date that is the earlier to occur of (a) the fourth anniversary of the Closing Date, (b) the voluntary termination of this Agreement by the Applicants by ten (10) days’ prior written notice to GE Capital (or such shorter notice as shall be acceptable to GE Capital) and (c) the Salus Indebtedness Termination Date.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Non-U.S. L/C Issuer Party” means each L/C Issuer that is not a United States person as defined in Section 7701(a)(30) of the Code.

“Obligations” means all Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Applicant to GE Capital, any other L/C Issuer or any other Person required to be indemnified, that arises under any Credit Document, whether or not for the payment of money, whether arising by reason of the Issuance of a Letter of Credit or a guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Credit Document.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended.

“PBGC” means the United States Pension Benefit Guaranty Corporation any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Prior Credit Agreement” means the Credit Agreement, dated as of May 26, 2011, among the Applicants, the other Credit Parties party thereto, and GE Capital as Agent, Lender, L/C Issuer and Swingline Lender, as such agreement may have been amended, supplemented or otherwise modified from time to time.

“Prior Indebtedness” means all Loans, L/C Reimbursement Obligations and other Obligations arising under (and as such terms are defined in) the Prior Credit Agreement, but excluding the L/C Reimbursement Obligations and other Obligations under the Prior Credit Agreement relating to the GECB Letters of Credit.

“Prior Lender” means GE Capital.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article II) and other consultants and agents of or to such Person or any of its Affiliates.

“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer” means the chief executive officer or the president of an Applicant or the Lead Applicant, as applicable, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer or the treasurer of an Applicant or the Lead Applicant, as applicable, or any other officer having substantially the same authority and responsibility.

“Rollover Letters of Credit” means each of the letters of credit issued prior to the Closing Date under the Prior Credit Agreement and described by issuer, date of issuance, letter of credit number, undrawn amount and date of expiry on Schedule D hereto, including any modifications, extensions or renewals of any Rollover Letter of Credit.

“Salus Indebtedness Termination Date” means the date upon which each of the following shall occur: (a) the payment in full in cash of the principal and interest on all indebtedness outstanding under that certain Credit Agreement, dated as of June 14, 2013, among the Lead Applicant and certain of its Subsidiaries party thereto from time to time, the lenders party thereto from time to time, and Salus Capital Partners, LLC, as administrative agent and collateral agent, as amended or otherwise modified from time to time; (b) the payment in full in cash of all other obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted); and (c) the termination or expiration of all commitments, if any, to extend credit under such Credit Agreement.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” of a Person means any corporation, association, limited liability company, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting Stock, is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

“Tax Affiliate” means, (a) each Applicant and its Subsidiaries and (b) any Affiliate of an Applicant with which such Applicant files or is required to file tax returns on a consolidated, combined, unitary or similar group basis.

“Title IV Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Transfer of Liability for Letters of Credit” means that certain Transfer of Liability for Letters of Credit, dated as of even date herewith, by and among GE Capital Bank, GE Capital and each of the Applicants party thereto.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” and “U.S.” each means the United States of America.

“U.S. L/C Issuer Party” means each L/C Issuer that is a United States person as defined in Section 7701(a)(30) of the Code.

“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the occurrence of any contingency).

“Wholly-Owned Subsidiary” means any Subsidiary in which (other than directors’ qualifying shares required by law) one hundred percent (100%) of the Stock and Stock Equivalents, at the time as of which any determination is being made, is owned, beneficially and of record, by any Applicant, or by one or more of the other Wholly-Owned Subsidiaries, or both.

9.2 Other Interpretive Provisions.

(a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Credit Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b) The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or any other Credit Document shall refer to this Agreement or such other Credit Document as a whole and not to any particular provision of this Agreement or such other Credit Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Credit Documents unless otherwise specified.

(c) Certain Common Terms. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “including” is not limiting and means “including without limitation.”

(d) Performance; Time. Whenever any performance obligation hereunder or under any other Credit Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement or any other Credit Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e) Contracts. Unless otherwise expressly provided herein or in any other Credit Document, references to agreements and other contractual instruments, including this Agreement and the other Credit Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Credit Document.

(f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

9.3 Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. All financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to any change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Applicant or any Subsidiary of any Applicant at “fair value.”

9.4 Payments. GE Capital may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Applicant or any other L/C Issuer. Any such determination or redetermination by GE Capital shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Applicant or any other L/C Issuer and no other currency conversion shall change or release any obligation of any Applicant or any other L/C Issuer (other than GE Capital and its Related Persons) under any Credit Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. GE Capital may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

APPLICANTS:

DELIA*S, INC.

By: /s/ David J. Dick
Name: David J. Dick
Title: Chief Financial Officer and Treasurer

DELIA*S DISTRIBUTION COMPANY

By: /s/ David J. Dick
Name: David J. Dick
Title: Chief Financial Officer and Treasurer

ALLOY MERCHANDISE, LLC

By: /s/ David J. Dick
Name: David J. Dick
Title: Chief Financial Officer and Treasurer

DELIA*S OPERATING COMPANY

By: /s/ David J. Dick
Name: David J. Dick
Title: Chief Financial Officer and Treasurer

DELIA*S RETAIL COMPANY

By: /s/ David J. Dick
Name: David J. Dick
Title: Chief Financial Officer and Treasurer

AMG DIRECT, LLC

By: /s/ David J. Dick
Name: David J. Dick
Title: Chief Financial Officer and Treasurer

DELIA*S, INC.

LETTER OF CREDIT AGREEMENT

SIGNATURE PAGE

DELIA*S GROUP INC.

By: /s/ David J. Dick
Name: David J. Dick
Title: Chief Financial Officer and Treasurer

DELIA*S BRAND LLC

By: /s/ David J. Dick
Name: David J. Dick
Title: Chief Financial Officer and Treasurer

DACCS, INC.

By: /s/ David J. Dick
Name: David J. Dick
Title: Chief Financial Officer and Treasurer

DELIA*S ASSETS CORP.

By: /s/ David J. Dick
Name: David J. Dick
Title: Chief Financial Officer and Treasurer

Address for notices: dELiA*s, Inc. 50 W. 23rd Street New York, New York 10010 Attn: Marc Schuback Facsimile: (212) 590-6310

DELIA*S, INC.

LETTER OF CREDIT AGREEMENT

SIGNATURE PAGE

LEAD APPLICANT:

DELIA*S, INC.

By: /s/ David J. Dick
Name: David J. Dick
Title: Chief Financial Officer and Treasurer

Address for notices:

dELiA*s, Inc.

50 W. 23rd Street

New York, New York 10010

Attn: Marc Schuback

Facsimile: (212) 590-6310

Address for wire transfers:

JPMorgan Chase Bank, N.A.

270 Park Ave, 42nd Floor

New York, NY 10017

DELIA*S, INC.

LETTER OF CREDIT AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written

GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Nicole M. Cipriani
Name: Nicole M. Cipriani Title: Duly Authorized Signatory

Address for Notices:

General Electric Capital Corporation

201 Merritt 7

Norwalk, CT 06851

Attn: dELiA*s Account Manager

Facsimile: (203) 956-4098

With copies to:

General Electric Capital Corporation

10 Riverview Drive

Danbury, CT 06810

Attn: Mark O’Leary

Facsimile: (203) 749-4562

General Electric Capital Corporation

201 Merritt 7

Norwalk, CT 06851

Attn: John Pistocchi

Facsimile: (203) 956-4098

McGuireWoods LLP

1230 Peachtree Street N.E.

Atlanta, GA 30309-3534

Attention: Hilary P. Jordan, Esq.

Facsimile (404) 443-5690

Address for payments:

ABA No. 021-001-033

Account Number 50279513

Deutsche Bank Trust Company Americas

New York, New York

Account Name: General Electric Capital

Corporation

Reference: CFK1596/dELiA’s, Inc.

DELIA*S, INC.

LETTER OF CREDIT AGREEMENT

SIGNATURE PAGE

SCHEDULE A

Applicants

DELIA*S, INC.

DELIA*S DISTRIBUTION COMPANY

ALLOY MERCHANDISE, LLC

DELIA*S OPERATING COMPANY

DELIA*S RETAIL COMPANY

AMG DIRECT, LLC

DELIA*S GROUP INC.

DELIA*S BRAND LLC

DACCS, INC.

DELIA*S ASSETS CORP.

SCHEDULE B

GECB Letters of Credit

Issuer	Issuance Date	L/C Number	Amount	Expiry Date
GE Capital Bank	2/13/2013	AS0022669U	$600,000	9/30/2013
GE Capital Bank	2/28/2012	AS0010265	$300,000	12/31/2013

SCHEDULE C

Inactive Subsidiaries

None.

SCHEDULE D

Rollover Letters of Credit

Issuer	Issuance Date	L/C Number	Amount	Expiry Date
General Electric Capital Corporation	10/30/2001	NZS417370	$1,500,000.00	12/31/2013
General Electric Capital Corporation	10/30/2001	NZS417371	$4,500,000.00	12/31/2013
General Electric Capital Corporation	8/9/2004	NZS900622	$250,000.00	12/31/2013
General Electric Capital Corporation	8/9/2006	NZS902794	$1,146,175.73	3/31/2014
General Electric Capital Corporation	10/8/2010	NZS906617	$300,000.00	12/31/2013
General Electric Capital Corporation	3/16/2011	SC0102803U	$2,000,000.00	12/31/2013
General Electric Capital Corporation	5/9/2013	IC0311054G	$65,722.50	7/31/2013
General Electric Capital Corporation	5/9/2013	IC0311056G	$67,768.69	7/31/2013

SCHEDULE 3.5

Litigation

1. GeoTag, Inc. v. Delias, Inc.; U.S. District Court, Eastern District of Texas; Case No. 2:12cv00454 (severed from previous lawsuit captioned GeoTag, Inc. v. Circle K Stores, Inc., et al; Case No. 2:11cv00405). On September 13, 2011, GeoTag, Inc. (“GeoTag”) sued Circle K Stores, Inc. in the U.S. District Court for the Eastern District of Texas for patent infringement of U.S. Patent No. 5,930,474. GeoTag filed an Amended Complaint on October 25, 2011, adding dELiA*s, Inc., along with 54 other defendants, to the lawsuit. On August 14, 2012, the Court severed the lawsuit into individual cases against each defendant. The Court subsequently consolidated virtually all of the GeoTag cases pending in the Eastern District of Texas, including the case against dELiA*s, Inc., for all pretrial matters. Discovery is on-going in the case and the trial is currently scheduled for early December 2013.

2. Vanida Shuller v. dELiA*s Retail Company, Circuit Court of Cook County, Illinois, County Department, Law Division (No.: 13L001683). This is a customer accident in one of our stores. This matter is fully covered by insurance.

3. United Fabrics v. dELiA*s, Inc.; Entry, Inc.; A’Gaci, LLC, et. al., United States District Court Central District of California (CV 12-02858). This is a copyright infringement action based on a fabric pattern allegedly used in material for a dress sold by dELiA*s. This matter is still being investigated and is expected to be covered by our vendor or insurance company.

SCHEDULE 3.8

Ventures, Subsidiaries and Affiliates; Outstanding Stock

Name	Record Member/Owner	Types of Interest Held by Record Owner/Member	State of Incorporation
dELiA*s Assets Corp.	dELiA*s, Inc.	100 Shares	Delaware

Alloy Merchandise, LLC	dELiA*s, Inc.	Membership Interest	Delaware

DACCS, Inc.	dELiA*s, Inc.	100 Shares	Ohio

dELiA*s Group, Inc.	dELiA*s Assets Corp. (formerly dELiA*s Corp.)	1,000 Shares	Delaware

dELiA*s Brand LLC	dELiA*s Assets Corp.	Membership Interest	Delaware

dELiA*s Operating Company	dELiA*s Group, Inc. (formerly dELiA*s Inc.)	100 Shares	Delaware

dELiA*s Distribution Company	dELiA*s Group, Inc. (formerly dELiA*s Inc.)	100 Shares	Delaware

dELiA*s Retail Company	dELiA*s Group, Inc. (formerly dELiA*s Inc.)	100 Shares	Delaware

AMG Direct, LLC	dELiA*s Operating Company	Membership Interest	Delaware

SCHEDULE 3.9

Jurisdiction of Organization; Chief Executive Office

Name of Company	Type of Organization	Jurisdiction of Organization	Organizational Identification Number	Address of Chief Executive Office
dELiA*s, Inc.	Corporation	Delaware	3764172	50 West 23rd Street New York, NY 10010

dELiA*s Distribution Company	Corporation	Delaware	2765579	348 Poplar Street, Hanover, PA 17331

Alloy Merchandise, LLC	Limited Liability Company	Delaware	3588203	50 West 23rd Street New York, NY 10010

dELiA*s Operating Company	Corporation	Delaware	2765574	50 West 23rd Street New York, NY 10010

dELiA*s Retail Company	Corporation	Delaware	2785335	50 West 23rd Street New York, NY 10010

dELiA*s Assets Corp.	Corporation	Delaware	2782683	50 West 23rd Street New York, NY 10010

dELiA*s Group Inc.	Corporation	Delaware	2661121	50 West 23rd Street New York, NY 10010

dELiA*s Brand LLC	Limited Liability Company	Delaware	3622401	50 West 23rd Street New York, NY 10010

AMG Direct, LLC	Limited Liability Company	Delaware	3803968	50 West 23rd Street New York, NY 10010

DACCS, Inc.	Corporation	Ohio	1741826	50 West 23rd Street New York, NY 10010

Prior Names

Date of Change	Description of Change
June 27, 2011	Droog, Inc. merged into dELiA*s Group Inc.

June 14, 2011	GFLA, Inc. merged into dELiA*s, Inc.

June 14, 2011	OG Restructuring, Inc. merged into dELiA*s, Inc.

Date of Change	Description of Change

June 27, 2011	dELiA*s Japan Company merged into dELiA*s Group Inc.

June 27, 2011	dELiA*s Properties, Inc. merged into dELiA*s Group Inc.

June 27, 2011	TSI Retail Company merged into dELiA*s Group Inc.

June 27, 2011	SCREEM! Inc. merged into dELiA*s Group Inc.

June 27, 2011	SBH Restructuring Corp. merged into dELiA*s Group Inc.

June 27, 2011	TSI Promotional Company merged into dELiA*s Group Inc.

July 7, 2011	iTurf Finance Company merged into dELiA*s Assets Corp.

June 14, 2011	Skate Direct, LLC merged into dELiA*s, Inc.

June 14, 2011	DC Restructuring, LLC merged into dELiA*s, Inc.

June 27, 2011	dELiA*s Delaware Company merged into dELiA*s Group Inc.

SCHEDULE 3.14

Closing Date Tax Audits/Examinations

None.

EXHIBIT 1.1(a)

TO

LETTER OF CREDIT AGREEMENT

FORM OF L/C REQUEST

[NAME OF L/C ISSUER], as L/C Issuer

under the Letter of Credit Agreement referred to below

                    , 20__

Re: dELiA*s, Inc. (the “Lead Applicant”)

Reference is made to the Letter of Credit Agreement, dated as of June 14, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Letter of Credit Agreement”), among the Lead Applicant, the other Applicants from time to time party thereto, General Electric Capital Corporation (“GE Capital”), as an L/C Issuer, and each of the other L/C Issuers from time to time party thereto. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Letter of Credit Agreement.

The Lead Applicant, on behalf of the Applicants, hereby gives you notice, irrevocably, pursuant to Section 1.1(a) of the Letter of Credit Agreement, of its request for your Issuance of a Letter of Credit, in a form satisfactory to GE Capital, for the benefit of [Name of Beneficiary], in the amount of $            , to be Issued on             ,              (the “Issue Date”) with an expiration date of             ,             .

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Issue Date, both before and after giving effect to the Issuance of the Letter of Credit requested above and any other Letter of Credit to be Issued on or before the Issue Date:

(i) the representations and warranties set forth in Article III of the Letter of Credit Agreement and elsewhere in the Credit Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date;

(ii) no Default or Event of Default has occurred and is continuing; and

(iii) the Applicants have deposited immediately available funds into the Cash Collateral Account in an amount equal to 105% of the original stated amount of the Letter of Credit requested above.

[Signature follows.]

1

DELIA*S, INC., as the Lead Applicant

By:
Name: Title:

DELIA*S, INC.

L/C REQUEST DATED _____________, ____

SIGNATURE PAGE

EXHIBIT 2.1

TO

LETTER OF CREDIT AGREEMENT

Dated as of June 14, 2013

by and among

DELIA*S, INC.,

as the Lead Applicant,

THE OTHER APPLICANTS PARTY THERETO FROM TIME TO TIME,

and

GENERAL ELECTRIC CAPITAL CORPORATION

****************************************

Set forth below is a Closing Checklist, which lists documents and information delivered in connection with the Letter of Credit Agreement (“Letter of Credit Agreement”) listed herein as Document No. 1, the other Credit Documents and the transactions contemplated thereunder. Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Letter of Credit Agreement and all section references herein are to Sections of the Letter of Credit Agreement, unless otherwise indicated. All documents are dated as of June 14, 2013 unless otherwise indicated.

I. PARTIES

A.	GE Capital — General Electric Capital Corporation, a Delaware corporation

B.	Lead Applicant — dELiA*s, Inc., a Delaware corporation

C.	Applicants –	dELiA*s, Inc., a Delaware corporation
Alloy Merchandise, LLC, a Delaware limited liability company
dELiA*s Operating Company, a Delaware corporation
dELiA*s Distribution Company, a Delaware corporation
dELiA*s Retail Company, a Delaware corporation
dELiA*s Assets Corp., a Delaware corporation
DACCS, Inc., an Ohio corporation
AMG Direct, LLC, a Delaware limited liability company
dELiA*s Brand LLC, a Delaware limited liability company
dELiA*s Group Inc., a Delaware corporation

II. COUNSEL TO PARTIES

A.	MW — McGuireWoods LLP, counsel to GE Capital

B.	TS — Troutman Sanders LLP, counsel to the Applicants

Action or Document	Responsibility	Executed by
PRINCIPAL CREDIT DOCUMENTS

1. Letter of Credit Agreement	MW	Applicants GE Capital

Schedules	—	—

(i) Schedule A – Applicants	Applicants	—

(ii) Schedule B – GECB Letters of Credit	Applicants	—

(iii) Schedule C – Inactive Subsidiaries	Applicants	—

(iv) Schedule D – Rollover Letters of Credit	Applicants	—

(v) Schedule 3.5 – Litigation	Applicants	—

(vi) Schedule 3.8 – Ventures, Subsidiaries and Affiliates; Outstanding Stock	Applicants	—

(vii) Schedule 3.9 – Jurisdiction of Organization; Chief Executive Office	Applicants	—

(viii) Schedule 3.14 – Closing Date Tax Audits/Examinations	Applicants	—

Exhibits	—	—

(i) Exhibit 1.1(a) – Form of L/C Request	MW	—

(ii) Exhibit 2.1 – Closing Checklist	MW	—

(iii) Exhibit 4.2(b) – Form of Compliance Certificate	MW	—

(iv) Exhibit 9.1 – Form of Assignment	MW	—

2. Master Agreement for Standby Letters of Credit	MW	Applicants GE Capital

1

Action or Document	Responsibility	Executed by

3. Master Agreement for Documentary Letters of Credit	MW	Applicants GE Capital

4. Fee Letter	MW	Applicants GE Capital

CORPORATE AND ORGANIZATIONAL DOCUMENTS

5.      Certificates from secretary or assistant secretary of dELiA*s, Inc., certifying to (a) articles of incorporation, and all amendments thereto, certified by the secretary of the state of incorporation, (b) bylaws, and all amendments thereto, (c) resolutions and (d) the incumbency and signatures of the officers of dELiA*s, Inc. executing the Letter of Credit Agreement and the other Credit Documents.

	TS	dELiA*s, Inc.

6.      Certificates from secretary or assistant secretary of Alloy Merchandise, LLC, certifying to (a) articles of incorporation, and all amendments thereto, certified by the secretary of the state of incorporation, (b) operating agreement, and all amendments thereto, (c) resolutions and (d) the incumbency and signatures of the officers of Alloy Merchandise, LLC executing the Letter of Credit Agreement and the other Credit Documents.

	TS	Alloy Merchandise, LLC

7.      Certificates from secretary or assistant secretary of DACCS, Inc., certifying to (a) articles of incorporation, and all amendments thereto, certified by the secretary of the state of incorporation, (b) bylaws, and all amendments thereto, (c) resolutions and (d) the incumbency and signatures of the officers of DACCS, Inc. executing the Letter of Credit Agreement and the other Credit Documents.

	TS	DACCS, Inc.

2

Action or Document	Responsibility	Executed by

8.      Certificates from secretary or assistant secretary of dELiA*s Operating Company, certifying to (a) articles of incorporation, and all amendments thereto, certified by the secretary of the state of incorporation, (b) bylaws, and all amendments thereto, (c) resolutions and (d) the incumbency and signatures of the officers of dELiA*s Operating Company executing the Letter of Credit Agreement and the other Credit Documents.

	TS	dELiA*s Operating Company

9.      Certificates from secretary or assistant secretary of dELiA*s Distribution Company, certifying to (a) articles of incorporation, and all amendments thereto, certified by the secretary of the state of incorporation, (b) bylaws, and all amendments thereto, (c) resolutions and (d) the incumbency and signatures of the officers of dELiA*s Distribution Company executing the Letter of Credit Agreement and the other Credit Documents.

	TS	dELiA*s Distribution Company

10.    Certificates from secretary or assistant secretary of dELiA*s Retail Company, certifying to (a) articles of incorporation, and all amendments thereto, certified by the secretary of the state of incorporation, (b) bylaws, and all amendments thereto, (c) resolutions and (d) the incumbency and signatures of the officers of dELiA*s Retail Company executing the Letter of Credit Agreement and the other Credit Documents.

	TS	dELiA*s Retail Company

11.    Certificates from secretary or assistant secretary of AMG Direct, LLC, certifying to (a) articles of incorporation, and all amendments thereto, certified by the secretary of the state of incorporation, (b) operating agreement, and all amendments thereto, (c) resolutions and (d) the incumbency and signatures of the officers of AMG Direct, LLC executing the Letter of Credit Agreement and the other Credit Documents.

	TS	AMG Direct, LLC

3

Action or Document	Responsibility	Executed by

12.    Certificates from secretary or assistant secretary of dELiA*s Brand LLC, certifying to (a) articles of incorporation, and all amendments thereto, certified by the secretary of the state of incorporation, (b) operating agreement, and all amendments thereto, (c) resolutions and (d) the incumbency and signatures of the officers of dELiA*s Brand LLC executing the Letter of Credit Agreement and the other Credit Documents.

	TS	dELiA*s Brand LLC

13.    Certificates from secretary or assistant secretary of dELiA*s Group Inc., certifying to (a) articles of incorporation, and all amendments thereto, certified by the secretary of the state of incorporation, (b) operating agreement, and all amendments thereto, (c) resolutions and (d) the incumbency and signatures of the officers of dELiA*s Group Inc. executing the Letter of Credit Agreement and the other Credit Documents.

	TS	dELiA*s Group Inc.

14.    Certificates from secretary or assistant secretary of dELiA*s Assets Corp., certifying to (a) articles of incorporation, and all amendments thereto, certified by the secretary of the state of incorporation, (b) operating agreement, and all amendments thereto, (c) resolutions and (d) the incumbency and signatures of the officers of dELiA*s Assets Corp. executing the Letter of Credit Agreement and the other Credit Documents.

	TS	dELiA*s Assets Corp.

15. Certificates of good standing, foreign qualification to do business (or foreign equivalent thereof) of the Applicants from the secretary of state indicated on Exhibit A	TS	—-

MISCELLANEOUS CLOSING DOCUMENTS

16. Transfer of Liability (regarding certain Rollover L/Cs)	MW	GE Capital Bank GE Capital Applicants

4

Action or Document	Responsibility	Executed by

DEBT REPAYMENT DOCUMENTS

17. Payoff Letter executed and delivered by GE Capital	TS	Applicants GE Capital

18. UCC3 Terminations	MW	—

19. Deposit Account Control Agreement Terminations	MW	Applicants JPMC GE Capital

20. Securities Account Control Agreement Termination	MW	Applicants Wells Fargo GE Capital

21. Termination of Credit Card Agreements from Chase Paymentech	MW	Applicants Chase GE Capital

22. Release of Security Interest in Trademarks	MW	GE Capital

23. Satisfaction of Mortgage	MW	GE Capital

OPINION OF COUNSEL

24. Opinion of TS	TS	TS

5

EXHIBIT A

GOOD STANDING CERTIFICATES AND FOREIGN QUALIFICATIONS TO DO BUSINESS

ENTITY	JURISDICTIONS

dELiA*s, Inc.	Delaware New York

Alloy Merchandise, LLC	Delaware New York Ohio Pennsylvania Virginia

DACCS, Inc.	Ohio

dELiA*s Operating Company	Delaware Louisiana Ohio Pennsylvania California

dELiA*s Distribution Company	Delaware Pennsylvania

dELiA*s Retail Company	Delaware Alabama Arizona California Connecticut Florida Georgia Illinois Indiana Iowa Kansas Louisiana Maine Maryland Massachusetts

6

Michigan Minnesota Missouri New Jersey New York North Carolina Ohio Pennsylvania Rhode Island South Carolina Tennessee Texas Virginia Washington West Virginia Wisconsin

AMG Direct, LLC	Delaware Ohio

dELiA*s Brand LLC	Delaware

dELiA*s Group Inc.	Delaware Pennsylvania

dELiA*s Assets Corp. (dELiA*s Corp.)	Delaware Pennsylvania

7

EXHIBIT 4.2(b)

TO

LETTER OF CREDIT AGREEMENT

COMPLIANCE CERTIFICATE

DELIA*S, INC.

Date:             , 201_

This Compliance Certificate (this “Certificate”) is given by DELIA*S, INC., a Delaware corporation (the “Parent”), in its capacity as the “Lead Applicant”, pursuant to subsection 4.2(b) of that certain Letter of Credit Agreement, dated as of June 14, 2013, among the Parent and each of the other Persons party thereto as “Applicants”, GENERAL ELECTRIC CAPITAL CORPORATION (“GE Capital”), as an L/C Issuer, and each of the other L/C Issuers from time to time party thereto (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Letter of Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Letter of Credit Agreement.

The officer executing this Certificate is a Responsible Officer of the Lead Applicant and as such is duly authorized to execute and deliver this Certificate on behalf of the Applicants. By executing this Certificate, such officer hereby certifies to GE Capital and each other L/C Issuer, on behalf of the Applicants, that:

(a) the financial statements delivered with this Certificate in accordance with subsection 4.1(a), 4.1(b) and/or 4.1(c) of the Letter of Credit Agreement are correct and complete and fairly present, in all material respects, in accordance with GAAP the financial position and the results of operations of the Parent and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosure);

(b) to the best of such officer’s knowledge, each Applicant and each of their Subsidiaries, during the period covered by such financial statements, has observed and performed all of their respective covenants and other agreements in the Letter of Credit Agreement and the other Credit Documents to be observed or performed by them, and such officer does not have knowledge of any Default or Event of Default [except as specified on the written attachment hereto]; and

(c) since the Closing Date and except as disclosed in prior Certificates delivered to GE Capital, no Applicant has:

(i) changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any Subsidiary except as follows:                                                          ;

(ii) merged or consolidated with or into, any Person, except as follows:                                                              ; or

(iii) changed its address or otherwise relocated, except as follows:                                                              .

[Remainder of page intentionally blank; signatures follow.]

IN WITNESS WHEREOF, the Lead Applicant has caused this Certificate to be executed by one of its Responsible Officers this              day of                  201_.

DELIA*S, INC.

By:
Name:
Its:

DELIA*S, INC.

COMPLIANCE CERTIFICATE

SIGNATURE PAGE

EXHIBIT 9.1

TO

LETTER OF CREDIT AGREEMENT

FORM OF ASSIGNMENT

This ASSIGNMENT, dated as of the Effective Date, is entered into between                  (“the Assignor”) and                  (“the Assignee”).

The parties hereto hereby agree as follows:

Applicants:	dELiA*s, Inc., a Delaware corporation (the “Lead Applicant”), Alloy Merchandise, LLC, a Delaware limited liability company, DACCS, Inc., an Ohio corporation, dELiA*s Operating Company, Inc., a Delaware corporation, dELiA*s Distribution Company, Inc., a Delaware corporation, dELiA*s Retail Company, a Delaware corporation, AMG Direct, LLC, a Delaware limited liability company, dELiA*s Brand LLC, a Delaware limited liability company and dELiA*s Group, Inc., a Delaware corporation (together, the “Applicants”)

GE Capital:	General Electric Capital Corporation (“GE Capital”)

Letter of Credit Agreement:	Letter of Credit Agreement, dated as of June 14, 2013, among the Lead Applicant, each of the other Applicants party thereto from time to time, GE Capital, as an L/C Issuer, and each of the other L/C Issuers party thereto from time to time (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Letter of Credit Agreement”; capitalized terms used herein without definition are used as defined in the Letter of Credit Agreement)

[Trade Date:	_________, ____][1]

Effective Date:	_________, ____[2]

[1]	Insert for informational purposes only if needed to determine other arrangements between the assignor and the assignee.
[2]	To be filled out by GE Capital upon entry in the Register.

Aggregate amount of L/C Reimbursement Obligations for all L/C Issuers[5]	Aggregate amount of L/C Reimbursement Obligations Assigned[3]	Percentage Assigned[4]
$_________	$_________	__.____%
$_________	$_________	__.____%
$_________	$_________	__.____%

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

[3]	Amount to be adjusted by the counterparties to take into account any payments made between the Trade Date and the Effective Date. The aggregate amounts are inserted for informational purposes only to help in calculating the percentages assigned which, themselves, are for informational purposes only.
[4]	Set forth, to at least 9 decimals, the Assigned Interest as a percentage of the aggregate L/C Reimbursement Obligations. This percentage is set forth for informational purposes only and is not intended to be binding. The assignments are based on the amounts assigned not on the percentages listed in this column.

DELIA*S, INC.

ASSIGNMENT

Section 1. Assignment. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as an L/C Issuer under the Letter of Credit Agreement (including Liabilities owing to or by Assignor thereunder) and the other Credit Documents, in each case to the extent related to the amounts identified above (the “Assigned Interest”).

Section 2. Representations, Warranties and Covenants of Assignors. Assignor (a) represents and warrants to Assignee that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims and (iii) by executing, signing and delivering this assignment via ClearPar® or any other electronic settlement system designated by GE Capital, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signatory for the Assignor and is authorized to execute, sign and deliver this Agreement, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the L/C Reimbursement Obligations, the percentage of the L/C Reimbursement Obligations represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Credit Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Credit Document or any document or information provided in connection therewith and the existence, nature or value of the Cash Collateral and (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Applicant or the performance or nonperformance by any Applicant of any obligation under any Credit Document or any document provided in connection therewith.

Section 3. Representations, Warranties and Covenants of Assignees. Assignee (a) represents and warrants to Assignor that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is [not] an Affiliate or an Approved Fund of GE Capital, (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type and (iv) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by GE Capital, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signatory for the Assignor and is authorized to execute, sign and deliver this Agreement, (b) appoints and authorizes GE Capital to take such action on its behalf and to exercise such powers under the Credit Documents as are delegated to GE Capital by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Credit Documents, are required to be performed by it as an L/C Issuer, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Credit Document independently and without reliance upon GE Capital, any other L/C Issuer or any other Indemnitee and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as an L/C Issuer, it may receive material non-public information and confidential

DELIA*S, INC.

ASSIGNMENT

information concerning the Applicants and their Affiliates and their Stock and agrees to use such information in accordance with Section 7.10 of the Letter of Credit Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof and (g) to the extent required pursuant to Section 8.1(f) of the Letter of Credit Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN, W-8IMY or W-9 and, if applicable, a portfolio interest exemption certificate.

Section 4. Determination of Effective Date; Register. Following the due execution and delivery of this Assignment by Assignor, Assignee and, to the extent required by Section 7.9 of the Letter of Credit Agreement, the Lead Applicant, this Assignment (including its attachments) will be delivered to GE Capital for its acceptance and recording in the Register. The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by GE Capital and (ii) the recording of this Assignment in the Register. GE Capital shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

Section 5. Effect. As of the Effective Date, (a) Assignee shall be a party to the Letter of Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of an L/C Issuer under the Letter of Credit Agreement and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the obligations to Issue Letters of Credit and the payment in full of the Obligations) and be released from its obligations under the Credit Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

Section 6. Distribution of Payments. On and after the Effective Date, GE Capital shall make all payments under the Credit Documents in respect of each Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to Assignee.

Section 7. Miscellaneous. (a) The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and any other transaction contemplated hereby. This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

(b) On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignor, Assignee, GE Capital and their Related Persons and their successors and assigns.

(c) THIS ASSIGNMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(d) This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e) Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Assignment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

DELIA*S, INC.

ASSIGNMENT

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR] as Assignor

By:
Name: Title:

[NAME OF ASSIGNEE] as Assignee

By:
Name: Title:

Lending Office: [Insert Address (including contact name, fax number and e-mail address)]

DELIA*S, INC.

ASSIGNMENT

SIGNATURE PAGE

ACCEPTED and AGREED

this              day of             :

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name: Title:

[DELIA*S, INC., as the Lead Applicant][7]

By:
Name: Title:

7	Include only if required pursuant to Section 7.9 of the Letter of Credit Agreement.

DELIA*S, INC.

ASSIGNMENT

SIGNATURE PAGE